                                                                    EXHIBIT 10.6




         _______________________________________________________________


                                 LOAN AGREEMENT

                           Dated as of August 9, 2004

                                  By and Among

                          Borrowers (as defined herein)

                                       And

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                    as Lender

        _________________________________________________________________

                                TABLE OF CONTENTS

                                                                            PAGE

1.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION....................................1
    1.1   SPECIFIC DEFINITIONS.................................................1
    1.2   INDEX OF OTHER DEFINITIONS..........................................11
    1.3   PRINCIPLES OF CONSTRUCTION..........................................13

2.  GENERAL LOAN TERMS........................................................14
    2.1   THE LOAN............................................................14
    2.2   INTEREST; MONTHLY PAYMENTS..........................................14
          2.2.1    GENERALLY..................................................14
          2.2.2    DEFAULT RATE...............................................14
          2.2.3    TAXES .....................................................14

          2.2.4    NEW PAYMENT DATE...........................................15
    2.3   LOAN REPAYMENT......................................................15
          2.3.1    REPAYMENT..................................................15
          2.3.2    MANDATORY PREPAYMENTS......................................16
          2.3.3    DEFEASANCE.................................................16
          2.3.4    OPTIONAL PREPAYMENTS.......................................18
    2.4   RELEASE OF PROPERTY.................................................18
          2.4.1    RELEASE ON DEFEASANCE......................................18
          2.4.2    RELEASE ON PAYMENT IN FULL.................................18
    2.5   PAYMENTS AND COMPUTATIONS...........................................18
          2.5.1    MAKING OF PAYMENTS.........................................19
          2.5.2    COMPUTATIONS...............................................19
          2.5.3    LATE PAYMENT CHARGE........................................19
    2.6   LEASING ADVANCES....................................................19
          2.6.1    CONDITIONS PRECEDENT.......................................19
          2.6.2    OPTIONAL DISBURSEMENTS.....................................20
          2.6.3    LEASING ADVANCE ON THE OUTSIDE LEASING ADVANCE DATE........20

3.  CASH MANAGEMENT AND RESERVES..............................................21
    3.1   CASH MANAGEMENT ARRANGEMENTS........................................21
    3.2   REQUIRED REPAIRS....................................................21
          3.2.1    COMPLETION OF REQUIRED REPAIRS.............................21
          3.2.2    REQUIRED REPAIRS RESERVES..................................21
    3.3   TAXES AND INSURANCE.................................................22
    3.4   CAPITAL EXPENSE RESERVES............................................22
          3.4.1    CAPITAL RESERVE SUBACCOUNT.................................22
          3.4.2    SPECIAL BOWNE CAPITAL RESERVE SUBACCOUNT...................23
    3.5   ROLLOVER RESERVES...................................................24
          3.5.1    GENERAL ROLLOVER RESERVE...................................24
          3.5.2    INTENTIONALLY OMITTED......................................24
    3.6   OPERATING EXPENSE SUBACCOUNT........................................24

    3.7   CASUALTY/CONDEMNATION SUBACCOUNT....................................25
    3.8   SECURITY DEPOSITS...................................................25
    3.9   CASH COLLATERAL SUBACCOUNT..........................................25
    3.10  GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS....................26
    3.11  PROPERTY CASH FLOW ALLOCATION.......................................26

4.  REPRESENTATIONS AND WARRANTIES............................................27
    4.1   ORGANIZATION; SPECIAL PURPOSE.......................................27
    4.2   PROCEEDINGS; ENFORCEABILITY.........................................27
    4.3   NO CONFLICTS........................................................27
    4.4   LITIGATION..........................................................28
    4.5   AGREEMENTS..........................................................28
    4.6   TITLE...............................................................28
    4.7   NO BANKRUPTCY FILING................................................29
    4.8   FULL AND ACCURATE DISCLOSURE........................................29
    4.9   TAX FILINGS.........................................................29
    4.10  NO PLAN ASSETS......................................................29
    4.11  COMPLIANCE..........................................................30
    4.12  CONTRACTS...........................................................30
    4.13  FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT.................30
    4.14  EASEMENTS; UTILITIES AND PUBLIC ACCESS..............................30
    4.15  PHYSICAL CONDITION..................................................31
    4.16  LEASES..............................................................31
    4.17  FRAUDULENT TRANSFER.................................................31
    4.18  OWNERSHIP OF BORROWER...............................................32
    4.19  PURCHASE OPTIONS....................................................32
    4.20  MANAGEMENT AGREEMENT................................................32
    4.21  HAZARDOUS SUBSTANCES................................................33
    4.22  NAME; PRINCIPAL PLACE OF BUSINESS...................................33
    4.23  OTHER DEBT..........................................................33
    4.24  TENANT IN COMMON AGREEMENT..........................................33
    4.25  SECURITIES LAWS COMPLIANCE..........................................34

5.  COVENANTS.................................................................35
    5.1   EXISTENCE...........................................................35
    5.2   TAXES AND OTHER CHARGES.............................................35
    5.3   ACCESS TO PROPERTY..................................................35
    5.4   REPAIRS; MAINTENANCE AND COMPLIANCE; ALTERATIONS....................35
          5.4.1    REPAIRS; MAINTENANCE AND COMPLIANCE........................35
          5.4.2    ALTERATIONS................................................36
    5.5   PERFORMANCE OF OTHER AGREEMENTS.....................................36
    5.6   COOPERATE IN LEGAL PROCEEDINGS......................................36
    5.7   FURTHER ASSURANCES..................................................36
    5.8   ENVIRONMENTAL MATTERS...............................................37
          5.8.1    HAZARDOUS SUBSTANCES.......................................37
          5.8.2    ENVIRONMENTAL MONITORING...................................37
    5.9   TITLE TO THE PROPERTY...............................................39

    5.10  LEASES..............................................................39
          5.10.1   GENERALLY..................................................39
          5.10.2   MATERIAL LEASES............................................39
          5.10.3   MINOR LEASES...............................................40
          5.10.4   ADDITIONAL COVENANTS WITH RESPECT TO LEASES................40
    5.11  ESTOPPEL STATEMENT..................................................41
    5.12  PROPERTY MANAGEMENT.................................................41
          5.12.1   MANAGEMENT AGREEMENT.......................................41
          5.12.2   TERMINATION OF MANAGER.....................................41
    5.13  SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY............................42
    5.14  ASSUMPTION IN NON-CONSOLIDATION OPINION.............................42
    5.15  CHANGE IN BUSINESS OR OPERATION OF PROPERTY.........................42
    5.16  DEBT CANCELLATION...................................................42
    5.17  AFFILIATE TRANSACTIONS..............................................42
    5.18  ZONING..............................................................42
    5.19  NO JOINT ASSESSMENT.................................................43
    5.20  PRINCIPAL PLACE OF BUSINESS.........................................43
    5.21  CHANGE OF NAME, IDENTITY OR STRUCTURE...............................43
    5.22  INDEBTEDNESS........................................................43
    5.23  LICENSES............................................................43
    5.24  COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC..........................44
    5.25  ERISA...............................................................44
    5.26  TRANSFERS...........................................................44
          5.26.1   GENERALLY..................................................44
          5.26.2   TIC TRANSFERS AND ASSUMPTIONS..............................44
          5.26.3   TRANSFER AND ASSUMPTION....................................47
    5.27  LIENS...............................................................49
    5.28  DISSOLUTION.........................................................49
    5.29  EXPENSES............................................................49
    5.30  INDEMNITY...........................................................50
    5.31  TENANT IN COMMON AGREEMENT..........................................50
    5.32  BEHRINGER MINIMUM TENANT-IN COMMON INTEREST.........................51
    5.33  PATRIOT ACT COMPLIANCE..............................................52

6.  NOTICES AND REPORTING.....................................................53
    6.1   NOTICES.............................................................53
    6.2   BORROWER NOTICES AND DELIVERIES.....................................53
    6.3   FINANCIAL REPORTING.................................................53
          6.3.1    BOOKKEEPING................................................53
          6.3.2    ANNUAL REPORTS.............................................54
          6.3.3    MONTHLY/QUARTERLY REPORTS..................................54
          6.3.4    OTHER REPORTS..............................................55
          6.3.5    ANNUAL BUDGET..............................................55

7.  INSURANCE; CASUALTY; AND CONDEMNATION.....................................55
    7.1   INSURANCE...........................................................55
          7.1.1    COVERAGE 55

          7.1.2    POLICIES 58

    7.2   CASUALTY............................................................59
          7.2.1    NOTICE; RESTORATION........................................59
          7.2.2    SETTLEMENT OF PROCEEDS.....................................59
    7.3   CONDEMNATION........................................................60
          7.3.1    NOTICE; RESTORATION........................................60
          7.3.2    COLLECTION OF AWARD........................................60
    7.4   APPLICATION OF PROCEEDS OR AWARD....................................60
          7.4.1    APPLICATION TO RESTORATION.................................60
          7.4.2    APPLICATION TO DEBT........................................61
          7.4.3    PROCEDURE FOR APPLICATION TO RESTORATION...................61

8.  DEFAULTS..................................................................62
    8.1   EVENTS OF DEFAULT...................................................62
    8.2   REMEDIES............................................................64
          8.2.1    ACCELERATION...............................................64
          8.2.2    REMEDIES CUMULATIVE........................................64
          8.2.3    SEVERANCE..................................................65
          8.2.4    DELAY    65

          8.2.5    LENDER'S RIGHT TO PERFORM..................................65

9.  SPECIAL PROVISIONS........................................................66
    9.1   SALE OF NOTE AND SECONDARY MARKET TRANSACTION.......................66
          9.1.1    GENERAL; BORROWER COOPERATION..............................66
          9.1.2    USE OF INFORMATION.........................................67
          9.1.3    BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS........67
          9.1.4    BORROWER INDEMNITY REGARDING FILINGS.......................68
          9.1.5    INDEMNIFICATION PROCEDURE..................................68
          9.1.6    CONTRIBUTION...............................................69
          9.1.7    SEVERANCE OF LOAN..........................................69
    9.2   COSTS AND EXPENSES..................................................69

10. MISCELLANEOUS.............................................................70
    10.1  EXCULPATION.........................................................70
    10.2  BROKERS AND FINANCIAL ADVISORS......................................72
    10.3  RETENTION OF SERVICER...............................................72
    10.4  SURVIVAL............................................................73
    10.5  LENDER'S DISCRETION.................................................73
    10.6  GOVERNING LAW.......................................................73
    10.7  MODIFICATION, WAIVER IN WRITING.....................................74
    10.8  TRIAL BY JURY.......................................................74
    10.9  HEADINGS/EXHIBITS...................................................75
    10.10 SEVERABILITY........................................................75
    10.11 PREFERENCES.........................................................75
    10.12 WAIVER OF NOTICE....................................................75
    10.13 REMEDIES OF BORROWER................................................75
    10.14 PRIOR AGREEMENTS....................................................76

    10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.................................76
    10.16 PUBLICITY...........................................................76
    10.17 NO USURY ...........................................................76
    10.18 CONFLICT; CONSTRUCTION OF DOCUMENTS.................................77
    10.19 NO THIRD PARTY BENEFICIARIES........................................77
    10.20 YIELD MAINTENANCE PREMIUM...........................................77
    10.21 ASSIGNMENT..........................................................77
    10.22 BORROWERS' DESIGNEE.................................................78
    10.23 FUTURE FUNDING OBLIGATIONS..........................................78
    10.24 JOINT AND SEVERAL...................................................78
    10.25 SET-OFF  78

    10.26 1031 EXCHANGE.......................................................79
    10.27 COUNTERPARTS........................................................79


Schedule 1  -  Initial TIC Borrowers/Guarantors
Schedule 2  -  Required Repairs
Schedule 3  -  Exceptions to Representations and Warranties
Schedule 4  -  Organization of Borrower
Schedule 5  -  Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6  -  Form of Guaranty of Recourse Obligations
Schedule 7  -  Form of Assignment and Assumption Agreement
Schedule 8  -  Rent Roll
Schedule 9     Outstanding Equity of Behringer
Schedule 10    Form of Request for Advance

                                 LOAN AGREEMENT

        LOAN AGREEMENT dated as of August 9, 2004 (as the same may be modified, supplemented, amended or otherwise changed, this "AGREEMENT") by and among BEHRINGER HARVARD COLORADO BUILDING H, LLC ("BEHRINGER TIC I LLC"), a Delaware limited liability company having an office at 1323 North Stemmons Freeway, Suite 220, Dallas, Texas 75207, and those borrowers set forth on SCHEDULE 1 attached hereto (each, an "INITIAL TIC BORROWER", and collectively, the "INITIAL TIC BORROWERS") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, "LENDER").

1.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        1.1 SPECIFIC DEFINITIONS. The following terms have the meanings set forth below:

               ADVANCE: any portion of the Principal advanced by Lender to Borrowers.

               AFFILIATE: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

               AMORTIZATION COMMENCEMENT DATE: October 6, 2009, as such date may be changed in accordance with Section 2.2.4.

               APPROVED CAPITAL EXPENSES: Capital Expenses incurred by Borrowers, provided that during a Cash Trap Period, such Capital Expenses shall either be (i) included in the total Approved Capital Budget or (ii) approved by Lender.

               APPROVED LEASING EXPENSES: actual out-of-pocket expenses incurred by Borrowers in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions (including those paid pursuant to the Management Agreement) and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

               APPROVED OPERATING EXPENSES: during a Cash Trap Period, operating expenses incurred by Borrowers which (i) are within 105% of the total amounts included in the Approved Operating Budget for the current calendar month (or for unpaid operating expenses included in the Approved Operating Budget for prior calendar months); provided that, for purposes hereof, operating expenses in such Approved Operating Budget shall be deemed to be increased from the amounts in the applicable Approved Operating Budget to the extent that such increased amounts are at least equal to an increase in operating revenues from the amounts in such Approved Operating Budget or directly relate to variances in occupancy levels or emergencies or unforeseen circumstances, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for property management fees payable to Manager under the Management Agreement, such amounts not to exceed 4% of the monthly Rents (excluding however any asset management fees payable by Borrowers to Manager pursuant to the Management Agreement; provided, however, the foregoing 4% limitation shall not be deemed to preclude Borrowers from paying any such asset management fees pursuant to the terms of the Management Agreement from their own funds) or (iv) have been approved by Lender, acting in a commercially reasonably manner. Notwithstanding the foregoing, nothing herein shall be deemed to preclude Borrowers from paying any asset management fee (over and above the amount set forth above) pursuant to the terms of the Management Agreement from their own funds.

               APPROVED TIC BORROWER CONTROL PARTY: a transferee of a direct or indirect interest in any TIC Borrower (which owns less than a 5% tenant in common interests in the Property) that has acquired such interest by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest; provided, however, at the time in question (i) such Approved TIC Borrower Control Party shall (1) be solvent, (2) have never been convicted of a felony, (3) have never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (4) have no outstanding judgments against him/her, and (ii) Lender shall have received a credit check investigation against such Approved TIC Borrower Control Party reasonably acceptable to Lender.

               AVAILABLE CASH: as of each Payment Date during the continuance of Cash Trap Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through
(v) of Section 3.11(a).

               BEHRINGER: Behringer Harvard Holdings, LLC, a Delaware limited liability company.

               BEHRINGER ENTITIES: collectively, Behringer, Behringer TIC I LLC, Harvard Fund I and Harvard REIT.

               BEHRINGER MINIMUM TENANT-IN-COMMON INTEREST: a 5% tenant-in-common ownership interest in the Property held by one or more of the Behringer Entities.

               BORROWERS: collectively, Behringer TIC I LLC, the Initial TIC Borrowers and each TIC Borrower that may hereafter assume the Loan as contemplated by Section 5.26.2, together with their respective permitted successors and assigns. "BORROWER" means any one of the Borrowers.

               BORROWERS' DESIGNEE: Behringer Harvard TIC Management Services, L.P., a Texas limited partnership.

               BUSINESS DAY: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

               CALCULATION DATE: the last day of each calendar quarter during the Term.

               CAPITAL EXPENSES: expenses that are capital in nature or required under GAAP to be capitalized.

               CASH TRAP PERIOD: shall commence, if, (i) an Event of Default has occurred and is continuing, and shall end if such Event of Default has been cured and no other Event of Default has occurred and is continuing, or (ii) as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.10:1, and shall end upon Lender's determination that the Property has achieved a Debt Service Coverage Ratio of at least 1.10:1 for two consecutive Calculation Dates or (iii) at any time during the Term, any of the covenants set forth in Section
5.32 are breached, and shall end upon the full compliance with such covenants.

               CODE: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

               CONTROL: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or
(ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

               DEBT: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

               DEBT SERVICE: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

               DEBT SERVICE COVERAGE RATIO: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period (but assuming, only for the purpose of calculating the Debt Service Coverage Ratio, that the Amortization Commencement Date has already occurred).

               DEFAULT: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

               DEFAULT RATE: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate, compounded monthly.

               DEFEASANCE COLLATERAL: U.S. Obligations, which provide payments
(i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

               DEPOSIT BANK: Wachovia Bank, National Association, or such other bank or depository selected by Lender in its discretion.

               ELIGIBLE ACCOUNT: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or
(B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or
(ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations ss.9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

               ELIGIBLE INSTITUTION: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

               ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

               ERISA AFFILIATE: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrowers (or any Borrower), are treated as a single employer under any or all of Section 414(b),
(c), (m) or (o) of the Code.

               GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

               GOVERNMENTAL AUTHORITY: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

               GUARANTORS: collectively, Behringer Harvard Holdings, LLC, a Delaware limited liability company, Robert M. Behringer, an individual, each of the guarantors identified on SCHEDULE 1 attached hereto and each additional TIC Owner that may hereafter execute and deliver a guaranty of recourse obligations as contemplated by Section 5.26.2.

               HARVARD FUND I: individually or collectively, Behringer Harvard Short-Term Opportunity Funds I, L.P., a Texas limited partnership and/or Behringer Harvard Mid-Term Value Enhancement Fund I, L.P. a Texas limited partnership.

               HARVARD REIT: individually or collectively, the BH Operating Partnership I LP, a Texas limited partnership (the "HARVARD REIT OPERATING PARTNERSHIP") and/or Behringer Harvard REIT I, Inc., a Maryland corporation ("BEHRINGER HARVARD REIT").

               INITIAL ADVANCE: the Advance of Principal in the amount of $25,000,000 made on the date hereof from Lender to Borrowers.

               INTEREST PERIOD: (i) the period from the date hereof through the first day thereafter that is the 5th day of a calendar month and (ii) each period thereafter from the 6th day of each calendar month through the 5th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

               INTEREST RATE: a rate of interest equal to 6.075% per annum (or, when applicable pursuant to this Note or any other Loan Document, the Default
Rate).

               KEY PRINCIPAL: Robert M. Behringer, an individual.

               LEASES: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

               LEASING ADVANCES: Advances of Principal made by Lender to Borrowers pursuant to Section 2.6 in the aggregate maximum amount of up to $3,000,000.

               LEGAL REQUIREMENTS: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of the Property.

               LIEN: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in any Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

               LOAN DOCUMENTS: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Note or Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the "NOTE"),

(ii) the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrowers to a trustee, in favor of Lender which covers the Property (the "MORTGAGE"), (iii) the Assignment of Leases and Rents from Borrowers to Lender, (iv) the Assignment of Agreements, Licenses, Permits and Contracts from Borrowers to Lender, (v) the Clearing Account Agreement (the "CLEARING ACCOUNT AGREEMENTS") among Borrowers, Lender, Manager and the Clearing Bank, (vi) the Deposit Account Agreement (the "DEPOSIT ACCOUNT AGREEMENT") among Borrowers, Lender, Manager and the Deposit Bank, (vii) the Guaranty of Recourse Obligations made by Behringer and Robert Behringer, (viii) each Guaranty of Recourse Obligations made by the guarantors identified on SCHEDULE 1 attached hereto; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.7). Additionally, from and after any TIC Transfer and Assumption, each TIC Transfer Document shall constitute a Loan Document.

               MANAGEMENT AGREEMENT: the Property and Asset Management Agreement between Borrowers and Manager, pursuant to which Manager is to manage the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

               MANAGER: Behringer Harvard TIC Management Services, L.P., a Texas limited partnership, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12.

               MATERIAL ALTERATION: any alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

               MATERIAL LEASE: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than 10,000 square feet of the Improvements or (ii) have a gross annual rent of more than 5% of the total annual Rents or (iii) demise at least one full floor of the Improvements.

               MATURITY DATE: the date on which the final payment of principal of the Note (or the Defeased Note, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

               MINOR LEASE: any Lease that is not a Material Lease.

               NET OPERATING INCOME: for any period, the underwritten net cash flow of the Property determined by Lender in its sole discretion exercised in good faith (uniformly and consistently applied in the same manner as Lender exercises similar discretion in other loans of this type and nature for comparable properties) in accordance with Lender's then current underwriting standards for loans of this type and the then current underwriting standards of the Rating Agencies (including adjustments for a management fee equal to the greater of the combined management fees and asset management fees paid under the Management Agreement during such period or 4% of gross revenues, market vacancy, bankrupt tenants which are not in full occupancy of their respective leased premises or which have rejected their respective leases or which are not paying rent on a current basis, leasing costs and capital items).

               OFFICER'S CERTIFICATE: a certificate delivered to Lender by Borrowers, which is signed by a senior executive officer of Borrowers' Designee.

               OTHER CHARGES: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

               OUTSIDE LEASING ADVANCE DATE: November 6, 2004.

               PAYMENT DATE: the 6th day of each calendar month or, upon Lender's exercise of its right to change the Payment Date in accordance with
Section 2.2.4, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be October 6, 2004.

               PERMITTED ENCUMBRANCES: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers', mechanics' or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after a Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion.

               PERMITTED TRANSFERS:

               (i) a Lease entered into in accordance with the Loan Documents;

               (ii) a Permitted Encumbrance;

               (iii) a Transfer and Assumption pursuant to Section 5.26.3;

               (iv) a TIC Transfer and Assumption pursuant to, and subject to the satisfaction of the conditions set forth in, subsection (b) of Section 5.26.2, as applicable.

               (v) Intentionally Deleted;

               (vi) provided that no Event of Default shall then exist (or, if an Event of Default exists, the Transfer of the subject tenant-in-common interest will cure such Event of Default), a conveyance or assignment of a tenant-in-common interest in the Property from one existing Borrower to any other existing Borrower or to Behringer or its Affiliates in accordance with the terms and provisions of the Tenant in Common Agreement and this Agreement (provided that the Behringer Entities shall at all times retain at least the Behringer Minimum Tenant-in-Common Interest in the Property);

               (vii) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in any Borrower to any Person (including the Transfer of publicly traded shares or of operating partnership units in the Behringer Harvard REIT, Harvard Fund I or the Harvard REIT Operating Partnership, which shall be permitted whether or not an Event of Default shall exist) provided that (A) such Transfer shall not (x) cause the transferee (other than Key Principal), together with its Affiliates, to acquire Control of any Borrower or to increase its direct or indirect interest in any Borrower to an amount which equals or exceeds 49% or (y) with respect to Behringer TIC I LLC, result in Behringer TIC I LLC no longer being Controlled by Key Principal, (B) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days prior to the date of such Transfer (other than with respect to Transfers of "unit interests" in Harvard Fund I), and (C) the legal and financial structure of Borrowers and their members and the single purpose nature and bankruptcy remoteness of Borrowers and their members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements;

               (viii) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in a Borrower related to or in connection with the estate planning of such transferor to (1) the spouse, children or grandchildren of such transferor or (2) a trust established for the benefit of such parties, provided that (A) such Transfer shall not cause a change in the Control of any Borrower, (B) such Transfer shall not result in a change of the day to day management and operations of the Property, (C) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days after the date of such Transfer and (D) the legal and financial structure of the applicable Borrower, and the single purpose nature and bankruptcy remoteness of such Borrower after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements; or

               (ix) provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in any Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day to day operations of the Property, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 30 days after the date of such Transfer, (C) such Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity, (D) if any such Transfer would result in a change of Control of such Borrower and occurs prior to the occurrence of a Secondary Market Transaction, such Transfer is approved by Lender in writing within 30 days after any such Transfer, unless such Transfer of Control has occurred with respect to a TIC Borrower that owns less than a 5% tenant in common interest in the Property and is to an Approved TIC Borrower Control Party (in which case Lender's approval shall not be required under this clause (D)), and (E) if any such Transfer would result in a change of Control of such Borrower and occurs after the occurrence of a Secondary Market Transaction, Borrowers, at Borrowers' sole cost and expense, shall, within 30 days after any such Transfer, (a) deliver (or cause to be delivered) (x) a Rating Comfort Letter to Lender, unless such Transfer of Control has occurred with respect to a TIC Borrower that owns less than a 5% tenant in common interest in the Property and is to an Approved TIC Borrower Control Party (in which case a Rating Comfort Letter will not be required under this subclause
(x)), and (y) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to the applicable Borrower and such transferee in form and substance satisfactory to Lender and the Rating Agencies,
(b) obtain the prior written consent of Lender which shall not be unreasonably withheld, unless such Transfer of Control has occurred with respect to a TIC Borrower that owns less than a 5% tenant in common interest in the Property and is to an Approved TIC Borrower Control Party (in which case Lender's consent shall not be required under this subclause (b)) and (c) reimburse Lender for all reasonable expenses incurred by Lender in connection with such Transfer.

               PERSON: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

               PLAN: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

               PROPERTY: the parcel of real property and Improvements thereon owned or leased by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Trust Property. The Property is known as the Colorado Building and is located at 1341 G Street, N.W., Washington, D.C.

               RATING AGENCY: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), and Fitch, Inc., a division of Fitch Ratings Ltd., or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

               RATING COMFORT LETTER: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

               RELEASE DATE: the earlier to occur of (i) the forty second (42nd) Payment Date of the Term and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with a Securitization involving this Loan.

               REMIC TRUST: a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

               RENTS: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees (other than fees paid under the Management Agreements and salaries paid to employees) from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by a Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

               SCHEDULED DEFEASANCE PAYMENTS: the Monthly Debt Service Payment Amount required under the Note for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note as of the Stated Maturity Date).

               SECURITY AGREEMENT: a security agreement in form and substance that would be satisfactory to Lender (in Lender's sole but good faith discretion) pursuant to which Borrowers grant Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

               SERVICER: a servicer selected by Lender to service the Loan, including any "master servicer" or "special servicer" appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction (provided that NorthMarq Capital Inc. shall be designated as the sub-servicer of the Loan).

               STATE: the state in which the Property is located.

               STATED MATURITY DATE: September 6, 2014, as such date may be changed in accordance with Section 2.2.4.

               SUITE 200 GSA TENANT: the tenant under the 7,472 Square Foot GSA Lease.

               SUITE 250 GSA TENANT: the tenant under the 2,822 Square Foot GSA Lease.

               TAXES: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

               TENANT IN COMMON AGREEMENT: that certain Tenant in Common Agreement of even date herewith by and among Behringer TIC I LLC and the Initial TIC Borrowers, as the same may hereafter be assumed by each TIC Borrower in accordance with Section 5.26.2.

               TERM: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

               TITLE INSURANCE POLICY: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

               TRANSFER: any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of the Property (including any legal or beneficial direct or indirect interest therein) or (ii) any direct or indirect interest in any Borrower (including any profit interest).

               UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

               U.S. OBLIGATIONS: direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

               WELFARE PLAN: an employee welfare benefit plan, as defined in
Section 3(1) of ERISA.

               YIELD MAINTENANCE PREMIUM: an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date assuming all such Monthly Debt Service Payments are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

               2,822 SQUARE FOOT GSA LEASE: that certain lease between the United States of America, by and through its agent, the General Services Administration, and Borrowers, as successors-in-interest to Hipp Properties LLC, dated June 3, 2004 regarding that certain leased premises of approximately 2,882 square feet (as further amended, modified, and supplemented).

               7,472 SQUARE FOOT GSA LEASE: that certain lease between the United States of America, by and through its agent, the General Services Administration, and Borrowers, assuccessors-in-interest to Hipp Properties LLC, dated May 18, 2004 regarding that certain leased premises of approximately 7,472 square feet (as further amended, modified, and supplemented).

        1.2 INDEX OF OTHER DEFINITIONS. The following terms are defined in the sections or Loan Documents indicated below:

"APPROVED ANNUAL BUDGET" - 6.3.5
"ANNUAL BUDGET" - 6.3.5
"APPROVED CAPITAL BUDGET" - 6.3.5
"APPROVED OPERATING BUDGET" - 6.3.5
"APPLICABLE TAXES" - 2.2.3
"AWARD" - 7.3.2
"BANKRUPTCY PROCEEDING" - 4.7
"BORROWER'S RECOURSE LIABILITIES" - 10.1
"BOWNE CAPITAL RESERVE SUBACCOUNT" - 3.4.2
"CAPITAL RESERVE SUBACCOUNT" - 3.4
"CASH COLLATERAL SUBACCOUNT" - 3.9

"CASH MANAGEMENT ACCOUNTS" - 3.10
"CASUALTY" - 7.2.1
"CASUALTY/CONDEMNATION PREPAYMENT" - 2.3.2
"CASUALTY/CONDEMNATION SUBACCOUNT" - 3.7
"CLEARING ACCOUNT" - 3.1
"CLEARING ACCOUNT AGREEMENT" - 1.1 (Definition of Loan Documents)
"CLEARING BANK" - 3.1
"CONDEMNATION" - 7.3.1
"DEFEASANCE COLLATERAL ACCOUNT" - 2.3.3
"DEFEASANCE " - 2.3.3
"DEFEASANCE EVENT" - 2.3.3
"DEFEASANCE DATE" - 2.3.3
"DEPOSIT ACCOUNT" - 3.1
"DEPOSIT ACCOUNT AGREEMENT" - 1.1 (Definition of Loan Documents)
"DISCLOSURE DOCUMENT" - 9.1.2
"EASEMENTS" - 4.14
"ENDORSEMENT" - 5.26.3
"ENVIRONMENTAL LAWS" - 4.21
"EQUIPMENT" - Mortgage
"EVENT OF DEFAULT" - 8.1
"EXCHANGE ACT" - 9.1.2
"GCM GROUP" - 9.1.3
"HARVARD REIT OPERATING PARTNERSHIP" - 1.1 (Definition of Harvard REIT) "HAZARDOUS SUBSTANCES" - 4.21
"HVAC EXPENSE" - 3.4.2
"IMPROVEMENTS" - Mortgage
"INDEMNIFIED LIABILITIES" - 5.30
"INDEMNIFIED PARTY" - 5.30
"INDEPENDENT DIRECTOR" - Schedule 5
"INSURANCE PREMIUMS" - 7.1.2
"INSURED CASUALTY" - 7.2.2
"ISSUER" - 9.1.3
"LATE PAYMENT CHARGE" - 2.5.3
"LENDER'S CONSULTANT" - 5.7.1
"LIABILITIES" - 9.1.3
"LICENSES" - 4.11
"LOAN" - 2.1
"MONTHLY DEBT SERVICE PAYMENT AMOUNT" - 2.2.1
"MONTHLY INTEREST PAYMENT AMOUNT" - 2.2.1
"MOODY'S" - 1.1 (Definition of Rating Agency)
"MORTGAGE" - 1.1 (Definition of Loan Documents)
"NEW PAYMENT DATE" - 2.2.4
"NOTE" - 1.1 (Definition of Loan Documents)
"NOTICE" - 6.1
"OPERATING EXPENSE SUBACCOUNT" - 3.6
"PERMITTED INDEBTEDNESS" - 5.22

"PERMITTED INVESTMENTS" - Deposit Account Agreement
"PERMITTED PREPAYMENT DATE" - 2.3.4
"POLICIES" - 7.1.2
"PRINCIPAL" - 2.1
"PROCEEDS" - 7.2.2
"PROPOSED MATERIAL LEASE" - 5.10.2
"PROVIDED INFORMATION" - 9.1.1
"QUALIFIED CARRIER" - 7.1.1
"REGISTRATION STATEMENT" - 9.1.3
"REMEDIAL WORK" - 5.7.2
"RENT ROLL" - 4.16
"REQUIRED RECORDS" - 6.3.6
"REQUIRED REPAIRS" - 3.2.1
"REQUIRED REPAIRS SUBACCOUNT" - 3.2.2
"RESTORATION" - 7.4.1
"ROLLOVER RESERVE SUBACCOUNT" - 3.5
"S&P" - 1.1 (Definition of Rating Agency)
"SECONDARY MARKET TRANSACTION" - 9.1.1
"SECURITIES" - 9.1.1
"SECURITIES ACT" - 9.1.2
"SECURITY DEPOSIT ACCOUNT" - 3.8
"SECURITY DEPOSIT SUBACCOUNT" - 3.8
"Section 3.5.3 Approved Leasing Expenses" - 3.5.2
"SIGNIFICANT CASUALTY" - 7.2.2
"SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" - 5.13
"SPECIAL ROLLOVER RESERVE SUBACCOUNT" - 3.5.2
"SPRINGING RECOURSE EVENT" - 10.1
"SUBACCOUNTS" - 3.1
"SUBSTITUTE TIC BORROWER" - 5.26.2
"SUCCESSOR BORROWER" - 2.3.3
"TAX AND INSURANCE SUBACCOUNT" - 3.3
"TIC BORROWERS" - 5.26.2
"TIC OWNER" - 5.26.2
"TIC TRANSFER AND ASSUMPTION" - 5.26.2
"TOXIC MOLD" - 4.21
"TRANSFER AND ASSUMPTION" - 5.26.3
"TRANSFEREE BORROWER" - 5.26.3
"UNDERWRITER GROUP" - 9.1.3
"UNDERWRITERS" - 9.1.3

        1.3 PRINCIPLES OF CONSTRUCTION. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.      GENERAL LOAN TERMS

        2.1 THE LOAN. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make a loan to Borrowers (the "LOAN") in the maximum principal amount of up to $28,000,000 (the "PRINCIPAL"). The Loan shall consist of the Initial Advance of $25,000,000 and Leasing Advances in a maximum aggregate amount of up to $3,000,000. Lender's obligation to make any Leasing Advance after the date hereof is subject to the applicable terms, conditions and limitations set forth in this Agreement. The Loan shall mature on the Stated Maturity Date. Each Borrower acknowledges receipt of the Initial Advance, the proceeds of which are being and shall be used to (i) acquire the Property, (ii) fund certain of the Subaccounts and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

        2.2     INTEREST; MONTHLY PAYMENTS.

                2.2.1 GENERALLY. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrowers shall pay interest on the unpaid Principal from the date hereof through and including September 5, 2004. On October 6, 2004 and each Payment Date thereafter through and including the Payment Date immediately preceding the Amortization Commencement Date, Borrowers shall pay interest on the unpaid Principal accrued at the Interest Rate during the Interest Period immediately preceding such Payment Date (the "MONTHLY INTEREST PAYMENT AMOUNT"). On the Amortization Commencement Date and each Payment Date thereafter through and including August 6, 2014 (as such date may be changed in accordance with Section 2.2.4), the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $169,226.25 (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT"); which is based on the Interest Rate and a 360-month amortization schedule. The Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued during the preceding Interest Period and the remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the unpaid Principal. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

                2.2.2 DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

                2.2.3 TAXES. Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "APPLICABLE Taxes"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor. If the amounts payable hereunder relate to Applicable Taxes which are not of general application to lending institutions making secured mortgage loans at such time, Borrowers shall have the option to prepay the Loan in full without any Yield Maintenance Premium unless Lender, at its option, elects not to require Borrower to pay such Applicable Taxes pursuant to this Section 2.2.3. Notwithstanding the foregoing, if the Loan is transferred to a transferee which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor shall cause such transferee, concurrently with the effectiveness of such transfer, to furnish to the transferor and Borrowers either a United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder); provided, however, that in the event that the transferor fails to cause the transferee to furnish either such Form, Borrowers shall deduct any Applicable Taxes to the extent required by law and payments shall be made net of any Applicable Taxes without regard to the provisions of clause (i) of the second sentence of this Section 2.2.3.

                2.2.4 NEW PAYMENT DATE. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the sixth day of each month (a "NEW PAYMENT DATE"), on 30 days' written notice to Borrowers; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, (ii) shall extend the Amortization Commencement Date to the New Payment Date occurring in the month set forth in the definition of Amortization Commencement Date, and
(iii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

        2.3     LOAN REPAYMENT.

                2.3.1 REPAYMENT. Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrowers shall have no right to prepay or defease all or any portion of the Principal except in accordance with Section 2.3.2, Section 2.3.3 and Section 2.4 below. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: FIRST, accrued and unpaid interest at the Interest Rate; SECOND, to Principal; and Third, to any other amounts then due and owing under the Loan Documents. If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

                2.3.2 MANDATORY PREPAYMENTS. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

                2.3.3   DEFEASANCE.

               (A) CONDITIONS TO DEFEASANCE. Provided no Event of Default shall be continuing, Borrowers shall have the right on any Payment Date after the Release Date and prior to the Permitted Prepayment Date to voluntarily defease the entire amount of the Principal and obtain a release of the Lien of the Mortgage by providing Lender with the Defeasance Collateral (a "DEFEASANCE EVENT"), subject to the satisfaction of the following conditions precedent:

                (1) Borrowers shall give Lender not less than thirty (30) days prior written notice specifying a Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur.

                (2) Borrowers shall pay to Lender (A) all payments of Principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement and the other Loan Documents;

                (3) Borrowers shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3;

                (4) Borrowers shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

                (5) Borrowers shall deliver to Lender an opinion of counsel for Borrowers that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral

        Account and the Defeasance Collateral, (ii) if a securitization has occurred, the REMIC Trust formed pursuant to such securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.3.3, (iii) the Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (v) a non-consolidation opinion with respect to the Successor Borrower;

                (6) Borrowers shall deliver to Lender a Rating Comfort Letter as to the Defeasance Event;

                (7) Borrowers shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

                (8) Borrowers shall deliver a certificate of a "big four" or other nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                (9) Borrowers shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

                (10) Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

                (B) DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrowers deliver the Defeasance Collateral, Borrowers shall open at any Eligible Institution the defeasance collateral account (the "DEFEASANCE COLLATERAL ACCOUNT") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and
(ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrowers shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrowers and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrowers shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

                (C) SUCCESSOR BORROWER. In connection with a Defeasance Event under this Section 2.3.3, Borrowers shall, if required by the Rating Agencies or if Borrowers elect to do so, establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a Single Purpose Bankruptcy Remote Entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrowers' option, be an Affiliate of Borrowers unless the Rating Agencies shall require otherwise. Borrowers shall transfer and assign all obligations, rights and duties under and to the Defeased Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrowers shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrowers shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

                2.3.4 OPTIONAL PREPAYMENTS. From and after the third Payment Date prior to the Stated Maturity Date (the "PERMITTED PREPAYMENT DATE"), Borrowers shall have the right to prepay the Loan in whole (but not in part), provided that Borrowers give Lender at least 15 days' prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date. Any such prepayment shall be made without payment of the Yield Maintenance Premium.

        2.4     RELEASE OF PROPERTY.

                2.4.1 RELEASE ON DEFEASANCE. If Borrowers have elected to defease the Note and the requirements of Section 2.3.3 and this Section 2.4 have been satisfied, the Property shall be released from the Lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrowers shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees.

                2.4.2 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers' designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Lien of the Loan Documents if not theretofore released.

        2.5     PAYMENTS AND COMPUTATIONS.

                2.5.1 MAKING OF PAYMENTS. Each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

                2.5.2 COMPUTATIONS. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

                2.5.3 LATE PAYMENT CHARGE. If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due and, subject to the last sentence of this Section 2.5.3, such failure continues for five (5) days, Borrowers shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the "LATE PAYMENT CHARGE"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. With respect to the foregoing 5 day grace period, the parties agree that such 5 day grace period shall only be applicable no more than twice during the Term, and in all other instances, the Late Payment Charge shall be payable in accordance with this Section 2.5.3 with respect to any Principal, interest or other sum due under any Loan Document which is not paid by Borrowers on the date on which the same is due.

        2.6     LEASING ADVANCES.

                2.6.1 CONDITIONS PRECEDENT. Lender shall make Leasing Advances, to be used solely to pay or reimburse Borrowers for Approved Leasing Expenses in connection with Leases entered into after the date hereof that have been approved by Lender in accordance with this Agreement, from time to time. The proceeds of each Leasing Advance shall be disbursed directly into the Rollover Reserve Account (and each such disbursement shall be deemed to be an advance of Principal from Lender to Borrowers) and shall be applied and disbursed in accordance with the provisions of Section 3.5 (and Borrowers hereby authorize and direct Lender to disburse such proceeds directly into the Rollover Reserve Subaccount). Each Leasing Advance shall be subject to the satisfaction of the following conditions precedent:

                (a) Lender receives a notice of borrowing for a Leasing Advance in the form of SCHEDULE 10 at least ten (10) Business Days before the proposed funding;

                (b) Both immediately prior to the making of the Leasing Advance and after giving effect thereto, no Event of Default shall be continuing;

                (c) There shall be no more than one Leasing Advance during any calendar month;

                (d) No Leasing Advance shall be made after the Outside Leasing Advance Date;

                (e) Lender shall have received (i) a notice of title continuation showing that since the date of the last Advance there has been no change in the state of title to the Property, and (ii) Lender shall have received an additional advance endorsement to the Title Insurance Policy, which endorsement shall have the effect of insuring the priority of all Leasing Advances;

                (f) In no event will the aggregate amount of all Leasing Advances previously made by Lender hereunder and the proposed Leasing Advance exceed $3,000,000 and

                (g) All fees and expenses payable to Lender, including the fees and expenses referred to in Section 5.29, to the extent then due and payable, shall have been (or contemporaneously are being) paid in full, and all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full (and if Borrowers fail to do so, Lender shall have the right (but not the obligation) on Borrowers' behalf and at Borrowers' sole cost and expense, to pay for the title coverage described in clause (e) above).

                2.6.2   OPTIONAL DISBURSEMENTS.

                (a) If any or all conditions precedent to making a Leasing Advance have not been satisfied on the date such Advance was requested to be made, Lender may, at its option (i) waive so many of such conditions precedent as it may elect, and/or (ii) disburse only that portion of the requested Leasing Advance for which all of the conditions precedent have been satisfied. To the extent Lender makes a Leasing Advance for which any of the conditions precedent have not been satisfied, the making of such Leasing Advance shall constitute a waiver of such unsatisfied conditions for such Leasing Advance (but not for any other Leasing Advance), unless otherwise set forth in a written notice from Lender to Borrowers.

                (b) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right (but no obligation) to make any or all Leasing Advances directly to contractors or any other Person to whom payment is due with respect to such Approved Leasing Expenses. The execution of this Agreement by Borrowers shall, and hereby does, constitute an irrevocable direction and authorization to so disburse such Leasing Advance. No further direction or authorization from Borrowers shall be necessary or required for such direct disbursements and all such disbursements shall satisfy PRO TANTO the obligations of Lender hereunder and shall be secured by the applicable Loan Documents as fully as if made directly to Borrowers, regardless of the disposition thereof by the payee.

                (c) Lender shall have the right (but not the obligation), by its own action (and without any request therefor by Borrowers), to disburse to itself (or retain from) any Leasing Advance amounts to pay interest, fees and any other sums then due and payable to Lender pursuant to the Loan Documents.

                2.6.3   LEASING ADVANCE ON THE OUTSIDE LEASING ADVANCE DATE.

On the Outside Leasing Advance Date, if the aggregate amount of all Leasing Advances theretofore made by Lender is less than $3,000,000, Lender shall make a final Leasing Advance in the amount of such difference and shall disburse the net amount of such final Leasing Advance into the Rollover Reserve Subaccount as provided in Section 3.5; PROVIDED, HOWEVER, that Lender shall have no obligation to make such final Leasing Advance unless the conditions set forth in Section 2.6.1 (other than the conditions set forth in clauses (c) and (d)) have been satisfied.

3.      CASH MANAGEMENT AND RESERVES

        3.1 CASH MANAGEMENT ARRANGEMENTS. Borrowers shall cause all Rents to be transmitted directly by tenants of the Property into a trust account (the "CLEARING ACCOUNT") maintained by Borrower at a local bank selected by such Borrower, which shall at all times be an Eligible Institution (the "CLEARING BANK") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, all Rents received by Borrowers or Manager shall be deposited into the Clearing Account within two Business Days of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "DEPOSIT Account") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "SUBACCOUNTS"). The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and no Borrower shall have any right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

        3.2     REQUIRED REPAIRS.

                3.2.1 COMPLETION OF REQUIRED REPAIRS. Borrowers shall perform and complete each item of the repairs and environmental remedial work at the Property described on Schedule 2 (the "REQUIRED REPAIRS") within six (6) months of the date hereof or such shorter period of time for such item set forth on
Schedule 2.

                3.2.2 REQUIRED REPAIRS RESERVES. On the date hereof, Borrowers shall deposit with Lender $275 and Lender shall cause such amount to be transferred to a Subaccount (the "REQUIRED REPAIRS SUBACCOUNT"). Provided no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrowers (or at Borrower's direction, disburse directly to the payee of the subject Required Repairs (or portion thereof)), within 10 days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer's Certificate (A) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender; (iii) with respect to any disbursement that exceeds $50,000, at Lender's option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Default or Event of Default shall have occurred and is continuing, upon Borrowers' completion of all Required Repairs in accordance with this Section 3.2, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrowers.

        3.3 TAXES AND INSURANCE. Borrowers shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the "TAX AND INSURANCE SUBACCOUNT"). Provided that no monetary Event of Default or material non-monetary Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.2 and 7.1, provided that Borrowers have promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrowers for such amounts upon presentation of evidence of payment; subject, however, to Borrowers' right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Tax and Insurance Subaccount.

        3.4 CAPITAL EXPENSE RESERVES3.4.1 CAPITAL RESERVE SUBACCOUNT.On the date hereof, Borrowers shall deposit with Lender $99,954 and Lender shall transfer such amounts into a Subaccount (the "CAPITAL RESERVE SUBACCOUNT"). On the Payment Date occurring in September, 2008, and each Payment Date, thereafter, Borrowers shall pay to Lender an amount initially equal to one-twelfth of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in the Property. Lender will transfer such amounts into the Capital Reserve Subaccount. Additionally, upon thirty (30) days' prior notice to Borrowers, Lender may reassess the amount of the monthly payment required under this Section 3.4 from time to time in its reasonable discretion (based upon its then current underwriting standards). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrowers, within 15 days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense (with respect to any disbursement in excess of $50,000)) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) lien waivers or other evidence of payment satisfactory to Lender, (C) with respect to any disbursement that exceeds $50,000, at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender's option, be made by joint check payable to Borrowers and the payee on such Approved Capital Expenses.

                3.4.2 SPECIAL BOWNE CAPITAL RESERVE SUBACCOUNT. Commencing on October 1, 2004 and each Payment Date, thereafter, Borrowers shall deposit with Lender $10,000 and Lender shall cause such amount to be transferred to a Subaccount (the "BOWNE CAPITAL RESERVE SUBACCOUNT"); provided, however, Borrower shall not be required to make any payment into the Bowne Capital Reserve Subaccount on any Payment Date when the balance then on deposit in the Capital Reserve Subaccount is equal to or greater than $75,000. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrowers, within 15 days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that (i) such disbursement is for an costs associated ith maintaining, repairing or replacing the heating, ventilation, and air-conditioning system ("HVAC EXPENSE"); (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense (with respect to any disbursement in excess of $50,000)) performance of the work associated with such HVAC Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for HVAC Expense and a description thereof, (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified HVAC Expense, and
(B) lien waivers or other evidence of payment satisfactory to Lender, (C) with respect to any disbursement that exceeds $50,000, at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the HVAC Expense at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any such disbursement of more than $10,000 to pay (rather than reimburse) HVAC Expense may, at Lender's option, be made by joint check payable to Borrowers and the payee on such HVAC Expense. Provided that no Default or Event of Default has occurred and is continuing, Borrowers shall no longer be required to deposit with Lender $10,000 on each Payment Date and the funds, if any, in the Bowne Capital Reserve Subaccount will be disbursed to Borrower within 10 days after written request therefor, provided that Borrower has delivered to Lender (i) estoppel certificate or letter from Bowne of NYC, Inc. ("BOWNE") in a form reasonably satisfactory to Lender pursuant to which such tenant certifies to Lender that required repairs to the air conditioning identified by Bowne in its estoppel certificate dated July _, 2004 has been repaired and that no other defaults on the part of Borrower, as landlord, then exist and (ii) evidence (including, without limitation, lien waivers) reasonably satisfactory to Lender that all work associated with such required repairs have been paid in full.

        3.5     ROLLOVER RESERVES.

                3.5.1 GENERAL ROLLOVER RESERVE.. Each Leasing Advance made by Lender to Borrowers pursuant to Section 2.6 shall be disbursed by Lender into a Subaccount (the "ROLLOVER RESERVE SUBACCOUNT"). Borrowers shall also pay to Lender for transfer into the Rollover Reserve Subaccount all payments received from tenants in connection with the early termination or cancellation of any Leases, including fees, penalties and commissions. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrowers, within 15 days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrowers for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrowers for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by joint check payable to Borrowers and the payee of such Approved Leasing Expenses.

                3.5.2   INTENTIONALLY OMITTED.

        3.6 OPERATING EXPENSE SUBACCOUNT. On each Payment Date during the continuance of a Cash Trap Period, a portion of Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month (plus any other amounts requested by Borrowers for such month for payment of items constituting Approved Operating Expenses, which are not included in the Approved Operating Budget), shall be transferred into a Subaccount for the purpose of payment of Approved Operating Expenses for the month in which such Payment Date occurs (the "OPERATING EXPENSE SUBACCOUNT"). Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrowers (or at Borrowers' direction, to the Manager), within 5 Business Days after delivery by Borrowers to Lender of a request therefor (but not more often than weekly), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those not yet due and payable or those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor. Notwithstanding anything to the contrary contained herein, to the extent that
(i) Borrower has requested a disbursement of funds from the Operating Expense Subaccount in accordance with the foregoing provisions and (ii) at the time of such request, the funds that have been collected in the Operating Expense Subaccount are insufficient to cover the same, then Lender shall nonetheless disburse additional funds that are thereafter deposited into the Operating Expense Subaccount to Borrower (without any requirement for Borrower to submit an additional request therefor); provided that sufficient funds have been collected in the Deposit Account to make the payments required under clauses (i)
- (iv) of Section 3.11(a) on the next succeeding Payment Date.

        3.7 CASUALTY/CONDEMNATION SUBACCOUNT. Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "CASUALTY/CONDEMNATION SUBACCOUNT") in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Section 7.

        3.8 SECURITY DEPOSITS. Borrowers shall keep all security deposits under Leases in accordance with applicable Legal Requirements. After the occurrence of an Event of Default, Borrowers shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "SECURITY DEPOSIT SUBACCOUNT") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

        3.9 CASH COLLATERAL SUBACCOUNT. If a Cash Trap Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Trap Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "CASH COLLATERAL Subaccount") as cash collateral for the Debt. Any funds in the Cash Collateral Account and not previously disbursed or applied shall be disbursed to Borrowers upon the termination of such Cash Trap Period. Lender shall have the right, but not the obligation, at any time during the continuance of a monetary Event of Default or material non-monetary Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto). Notwithstanding anything to the contrary contained above, Lender shall have the right, but not the obligation, in its sole and absolute discretion, to allocate any funds that have been deposited into the Cash Collateral Subaccount as a result of a Cash Trap Period described in clause (ii) of the defined term "Cash Trap Period", into the Rollover Reserve Subaccount to be applied in accordance with the terms and conditions of SECTION 3.5 hereof.

        3.10 GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the "CASH MANAGEMENT ACCOUNTS"). Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrowers.

        3.11    PROPERTY CASH FLOW ALLOCATION.

                (a) All Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the Monthly Interest Payment Amount or the Monthly Debt Service Payment Amount, as the case may be, due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.11(a), then due to Lender under the Loan Documents); (iv) Fourth, to make payments into the Capital Reserve Subaccount if and when required under
Section 3.4; (v) Fifth, during the continuance of a Cash Trap Period, to make payments for Approved Operating Expenses as required under Section 3.6; (vi) Sixth, during the continuance of a Cash Trap Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.9; and (vii) Lastly, except during the continuance of a Cash Trap Period, payments to Borrowers of any remaining amounts. Notwithstanding the foregoing, except during the continuance of a Cash Trap Period, provided that in any given Interest Period, all amounts referred to in the foregoing clauses (i) - (iv) have been paid, then at Borrowers' request, the payments to Borrowers under the foregoing clause (vii) shall be made on a weekly basis.

                (b) The failure of Borrowers to make all of the payments required under clauses (i) through (vi) of Section 3.11(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

                (c) Notwithstanding anything to the contrary contained in this Section 3.11, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

4.      REPRESENTATIONS AND WARRANTIES

                Each Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

        4.1 ORGANIZATION; SPECIAL PURPOSE. Each Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower is a Special Purpose Bankruptcy Remote Entity.

        4.2 PROCEEDINGS; ENFORCEABILITY. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

        4.3 NO CONFLICTS. The execution, delivery and performance of the Loan Documents by Borrowers and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any Borrower pursuant to the terms of, any agreement or instrument to which any Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties. No Borrower's rights under the Licenses and the Management Agreement will be adversely affected by the execution and delivery of the Loan Documents, any Borrower's performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

        4.4 LITIGATION. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, the Manager or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of any Borrower, Manager or the condition or ownership of the Property.

        4.5 AGREEMENTS. No Borrower is a party to any agreement or instrument or subject to any restriction which might adversely affect any Borrower or the Property, or any Borrower's business, properties, operations or condition, financial or otherwise. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or the Property is bound.

        4.6 TITLE. Borrowers have good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrowers have been paid. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on Borrowers' interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrowers' ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrowers' best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. Except as shown on the survey, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

        4.7 NO BANKRUPTCY FILING. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "BANKRUPTCY PROCEEDING"), and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower. In addition, no Borrower nor any principal nor Affiliate of any Borrower has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

        4.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of any Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers and, to Borrowers' knowledge, the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or the Property from that set forth in said financial statements.

        4.9 TAX FILINGS. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

        4.10    NO PLAN ASSETS. As of the date hereof and throughout the Term
(i) no Borrower is or will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Borrower is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, no Borrower, nor any member of a "controlled group of corporations" (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of
Section 3(37)(A) of ERISA).

        4.11 COMPLIANCE. Each Borrower and, to Borrowers' best knowledge, the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. The Property is used exclusively as an office building property and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the "LICENSES"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

        4.12 CONTRACTS. There are no service, maintenance or repair contracts affecting the Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of the business of the Borrower which owns the Property and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

        4.13 FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

        4.14 EASEMENTS; UTILITIES AND PUBLIC ACCESS. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

        4.15 PHYSICAL CONDITION. The Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

        4.16 LEASES. The rent roll attached hereto as Schedule 8 (the "RENT ROLL") is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof;
(iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) to Borrowers' best knowledge, no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrowers' best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8; (viii) Borrowers are the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (x) to Borrowers' best knowledge, no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

        4.17 FRAUDULENT TRANSFER. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrowers have received reasonably equivalent value in exchange for their obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrowers' assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrowers' total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrowers' assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. No Borrower intends to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

        4.18    OWNERSHIP OF BORROWER.

                (a) BEHRINGER TIC I LLC. The sole member of Behringer TIC I LLC is the Harvard REIT Operating Partnership. The only partners of the Harvard REIT Operating Partnership are the Behringer Harvard REIT (0.1% general partner) and BHR Partners, LLC, a Delaware limited liability company (99.9% limited partner), which is 100% owned by the Behringer Harvard REIT. The membership interests in Behringer TIC I LLC and Behringer are owned free and clear of all Liens, warrants, options and rights to purchase. Behringer TIC I LLC has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 3 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Behringer TIC I LLC.

                (b)     INTENTIONALLY DELETED.

                (c) TENANT IN COMMON INTERESTS. As of the date hereof, Behringer TIC I LLC owns an undivided 79.475164% tenant-in-common interest in the Property. SCHEDULE 1 attached hereto sets forth the undivided percentage tenant in common interest in the Property that is owned (as of the date hereof) by each Initial TIC Borrower.

        4.19 PURCHASE OPTIONS. Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

        4.20 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. Pursuant to the Management Agreement, Borrowers have appointed the Manager as their agent for (i) hiring, terminating (subject to the provisions thereof), overseeing and otherwise dealing with any sub-property manager for the Property, (ii) otherwise overseeing the operation and management of the Property, and (iii) making decisions and otherwise interacting and dealing with Lender with respect to the Loan, this Agreement, the other Loan Documents and the Property. Additionally, subject to the provisions of Section 3.1 and the Clearing Account Agreement and the Deposit Account Agreement, the Manager has control of all operating and other bank accounts with respect to the Property.

        4.21 HAZARDOUS SUBSTANCES. Except as disclosed in the environmental assessment report delivered to Lender in connection with the Loan, (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "ENVIRONMENTAL LAWS"); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property ("TOXIC MOLD") or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "HAZARDOUS SUBSTANCES"); (iii) to the best of each Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to such Borrower's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of each Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the best of Borrowers' knowledge, no Toxic Mold is on or about the Property which requires remediation; and (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill. There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower which have not been provided to Lender.

        4.22 NAME; PRINCIPAL PLACE OF BUSINESS. No Borrower uses or will use any trade name or has done or will not do business under any name other than its actual name set forth herein and the trade name of the Property. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and no Borrower has any other place of business.

        4.23 OTHER DEBT. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

        4.24 TENANT IN COMMON AGREEMENT. (a) The Tenant in Common Agreement is in full force and effect and has not been modified or amended.

                (b) There are no defaults under the Tenant in Common Agreement on the part of any Borrower, and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Tenant in Common Agreement on the part of any Borrower.

                (c) The Tenant in Common Agreement provides that so long as the Loan or any portion thereof is outstanding, each tenant-in-common agrees that it will not seek or be entitled to seek and obtain a partition of all or any part of the Property without first obtaining the prior written consent of Lender, and each tenant-in-common expressly waives any right it may have to partition the Property or any part thereof, unless Lender has consented in writing to such party's exercise of such rights.

                (d) The Tenant in Common Agreement provides that each tenant-in-common agrees that the Tenant in Common Agreement, and all rights and privileges and remedies of each tenant-in-common thereunder, including without limitation, any rights of first refusal, purchase options or other similar rights under the Tenant in Common Agreement, are subject and subordinate to the Mortgage and the other Loan Documents and the Liens created thereby, and to all rights of the Lender thereunder.

                (e) The Tenant in Common Agreement provides that no party thereunder may exercise any remedy provided for therein (including any rights of indemnification) against any other party for as long as the Loan (or any portion thereof) is outstanding.

                (f) The Tenant in Common Agreement provides that each tenant-in-common waives, for so long as the Loan (or any portion thereof) is outstanding, any lien rights, whether statutory or otherwise, that it may have against the co-tenancy interest of any other tenant-in-common.

                (g) The Tenant in Common Agreement provides that for so long as the Loan (or any portion thereof) is outstanding, Lender shall be a third party beneficiary of the Tenant in Common Agreement.

        4.25 SECURITIES LAWS COMPLIANCE. No Securities Laws have been violated in connections with the issuing, selling, transferring or marketing of tenancy in common interests. Without limiting the foregoing, no Borrower nor any of their Affiliates has made any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or has omitted any material fact or information from any such materials. Borrowers shall and shall cause all of their Affiliates to comply with any and all securities laws in connections with the issuing, selling, transferring or marketing of tenancy in common interests. Without limiting the foregoing, no Borrower nor any of their Affiliates shall include any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or shall omit any material fact or information from any such materials.

                All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity. Notwithstanding anything to the contrary contained herein, it is understood and agreed that any representation made by a Borrowers relating to a Borrower shall be deemed made only by such Borrower with respect to itself and not by any other Borrower.

5.      COVENANTS

        Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

        5.1 EXISTENCE. Each Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

        5.2 TAXES AND OTHER CHARGES. Borrowers shall pay all Taxes and Other Charges prior to delinquency, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid prior to delinquency (provided, however, that Borrowers need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that
(i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested (less amounts then being retained in the Taxes and Insurance Subaccount to pay such Taxes so contested), and (vi) Borrowers shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may, with the prior approval of Borrowers (not to be unreasonably withheld), pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

        5.3 ACCESS TO PROPERTY. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

        5.4     REPAIRS; MAINTENANCE AND COMPLIANCE; ALTERATIONS.

                5.4.1 REPAIRS; MAINTENANCE AND COMPLIANCE. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the

Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrowers shall notify Lender in writing within three Business Days after any Borrower first receives notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

                5.4.2 ALTERATIONS. Borrowers may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect any Borrower's financial condition or the value or Net Operating Income of the Property and
(iii) are in the ordinary course of Borrowers' business. No Borrower shall perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrowers shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

        5.5 PERFORMANCE OF OTHER AGREEMENTS. Borrowers shall observe and perform each and every term to be observed or performed by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents and the Tenant in Common Agreement.

        5.6 COOPERATE IN LEGAL PROCEEDINGS. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

        5.7 FURTHER ASSURANCES. Borrowers shall, at Borrowers' sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

        5.8     ENVIRONMENTAL MATTERS.

                5.8.1 HAZARDOUS SUBSTANCES. So long as one or more Borrowers own or are in possession of the Property, each such Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("LENDER'S CONSULTANT")), promptly after such Borrower becomes aware of same, at Borrowers' sole expense. Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

                5.8.2   ENVIRONMENTAL MONITORING.

                (a)     Borrowers shall give prompt written notice to Lender of
(i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against any Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrowers shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and
(iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrowers shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

                (b) Upon Lender's request, at any time and from time to time, Borrowers shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers. Such inspections and audit may include soil bearings and ground water monitoring. If Borrowers fail to provide any such inspection or audit within 30 days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

                (c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense upon request of Lender, and with respect to any Toxic Mold, Borrowers shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("REMEDIAL WORK"), Borrowers shall commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrowers, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrowers' expense. Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrowers, at their expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers' failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrowers' failure to prevail in such contest.

                (d) No Borrower shall install or permit to be installed on the Property any underground storage tank.

        5.9 TITLE TO THE PROPERTY. Borrowers will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

        5.10    LEASES.

                5.10.1 GENERALLY. Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect (other than Leases that have previously been furnished to Lender). All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party tenants.

                5.10.2 MATERIAL LEASES. No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant pursuant to the terms of an existing Lease, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Prior to seeking Lender's consent to any Material Lease, Borrowers shall deliver to Lender a copy of such proposed lease (a "PROPOSED MATERIAL LEASE") blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrowers. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender's approval is required under this Agreement within 10 Business Days of the submission by Borrowers to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrowers, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Provided that no Event of Default is continuing, if Borrowers provide Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.2 and shall explicitly state that failure by Lender to approve or disapprove within 10 Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrowers within 10 Business Days after receipt by Lender of the request, the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease shall be deemed approved by Lender, and Borrowers shall be entitled to enter into such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Notwithstanding anything to the contrary in this Section 5.10, unless expressly agreed to in writing by Lender, any approval or deemed approval by Lender of a proposed Lease or proposed renewal, extension or modification of an existing Lease pursuant to this Section 5.10 shall not be deemed to constitute (in and of itself) an approval or deemed approval by Lender of any Approved Leasing Expenses payable in connection therewith for purposes of Section 2.6.

                5.10.3  MINOR LEASES. Notwithstanding the provisions of Section
5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) with respect to any new Lease with a new tenant (other than kiosks and vending machines), shall have an initial term (together with all renewal options) of not less than three years or greater than ten years, (c) shall provide for automatic self-operative subordination to the Mortgage and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the Mortgage to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers' certification that it has satisfied all of the conditions of the preceding sentence within ten days after the execution of the Lease. Notwithstanding anything in this Section 5.10 to the contrary, at Borrowers' request and at Borrowers' sole cost and expense, Lender shall enter into a subordination, non-disturbance and attornment agreement on Lender's then current form with any tenant under a Lease of at least 2,500 rentable square feet.

                5.10.4 ADDITIONAL COVENANTS WITH RESPECT TO LEASES. Each Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases (including the obligation imposed upon the lessor to pay
(a) $205,848.68 to the Suite 200 GSA Tenant in connection with the 7,472 Square Foot GSA Lease and (b) $86,063.13 to the Suite 250 GSA Tenant in connection with the 2,822 Foot GSA Lease) and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrowers' commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

        5.11 ESTOPPEL STATEMENT. After request by Lender, Borrowers' Designee shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

        5.12    PROPERTY MANAGEMENT.

                5.12.1 MANAGEMENT AGREEMENT. Borrowers shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by them under the Management Agreement and do all things necessary to preserve and to keep unimpaired their rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which they are aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by any Borrower under the Management Agreement; and
(v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender's prior written consent, no Borrower shall (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of Behringer.

                5.12.2 TERMINATION OF MANAGER. If (i) as of any Calculation Date, Borrowers fail to maintain a Debt Service Coverage Ratio of at least 1.05:1 or (ii) an Event of Default shall be continuing, or (iii) Manager is in default under the Management Agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrowers shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender's discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating

Agencies. All calculations of the Debt Service Coverage Ratio for purposes of this Section 5.12.2 shall be subject to verification by Lender. Borrowers' failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrowers to terminate the Management Agreement shall constitute an immediate Event of Default. Borrowers may from time to time appoint a successor manager to manage the Property, which successor manager and Management Agreement shall be approved in writing by Lender in Lender's discretion and the applicable Rating Agencies.

        5.13 SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY. Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity. A "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" shall have the meaning set forth on Schedule 5 hereto.

        5.14 ASSUMPTION IN NON-CONSOLIDATION OPINION. Each Borrower shall conduct their business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers' counsel in connection with the Loan, shall be true and correct in all respects.

        5.15 CHANGE IN BUSINESS OR OPERATION OF PROPERTY. Borrowers shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office building, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

        5.16 DEBT CANCELLATION. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business.

        5.17 AFFILIATE TRANSACTIONS. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the members of any Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

        5.18 ZONING. No Borrower shall initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

        5.19 NO JOINT ASSESSMENT. No Borrower shall suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

        5.20 PRINCIPAL PLACE OF BUSINESS. No Borrower shall change its principal place of business or chief executive office without first giving Lender 30 days' prior notice.

        5.21 CHANGE OF NAME, IDENTITY OR STRUCTURE. No Borrower shall change its name, identity (including its trade name or names) or such Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower's structure, without first obtaining the prior written consent of Lender. Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property, and representing and warranting that such Borrower does business under no other trade name with respect to the Property.

        5.22 INDEBTEDNESS. Borrowers shall not directly or indirectly create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed, at any time, a maximum amount of 2% of the original amount of the Principal and are paid within sixty (60) days of the date incurred or invoiced (collectively, "PERMITTED INDEBTEDNESS"); provided, however, such 2% limitation shall not apply to (i) any asset management or property management fee payable pursuant to the terms of the Management Agreement or (ii) any amounts that are payable out of the Capital Reserve Subaccount, the Rollover Reserve Subaccount or any other reserves established under this Agreement. Notwithstanding the foregoing, with respect to the 60-day period set forth above, Borrowers may, after prior notice to Lender, at their own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity of any such Permitted Indebtedness (during which time such 60-day period shall be tolled), provided that if Borrowers desire to withhold payment of such Permitted Indebtedness during the pendency of the contest, (i) no Event of Default has occurred and is continuing, (ii) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (iii) Borrowers shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Permitted Indebtedness, together with all interest and penalties thereon, which shall not be less than 125% of the Permitted Indebtedness being contested, and (iv) Borrowers shall promptly upon final determination thereof pay the amount of such Permitted Indebtedness, together with all costs, interest and penalties and Borrower shall be permitted to use such security to make such payment.

        5.23 LICENSES. No Borrower shall Transfer any License required for the operation of the Property.

        5.24 COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC. No Borrower will modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion.

        5.25    ERISA.

                5.25.1.1 No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                5.25.1.2 No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

                5.25.1.3 Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                (1) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

                (2) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                (3) such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
        C.F.R.ss.2510.3-101(c) or (e).

        5.26    TRANSFERS.

                5.26.1 GENERALLY. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

                5.26.2  TIC TRANSFERS AND ASSUMPTIONS.

                (a)     INTENTIONALLY OMITTED.

                (b) SUBSTITUTION OF TIC BORROWERS. Subject to obtaining Lender's prior written consent, and subject to the satisfaction of all of the conditions precedent set forth below, any TIC Borrower that owns less than a 49% tenant-in-common interest in the Property shall have a one-time right to transfer its tenant-in-common interest in the Property to another entity (the "SUBSTITUTE TIC BORROWER", and together with the Initial TIC Borrowers, collectively, the "TIC BORROWERS")) that will assume, on a joint and several basis, Borrowers' obligations under the Loan Documents (a "TIC TRANSFER AND ASSUMPTION"). Borrowers may make a written application to Lender for Lender's consent to a TIC Transfer and Assumption, subject to the conditions set forth below. Together with each such written application, Borrowers will pay to Lender a non-refundable $2,000 processing fee. Borrowers also shall pay on demand all of the reasonable out-of-pocket costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, in connection with any proposed TIC Transfer and Assumption, whether or not the same occurs. Lender's consent to a TIC Transfer and Assumption, which shall be granted or denied within ten (10) Business Days following receipt of the items described in clause (2) of subsection (b) above, shall be subject to the satisfaction of the following conditions:

                (1)     No Event of Default has occurred and is continuing.

                (2) The identity and financial condition of each Substitute TIC Borrower and the owner(s) of the beneficial interests in such Substitute TIC Borrower (each, a "TIC OWNER") shall be satisfactory to Lender. In connection with the foregoing, with respect to any proposed Substitute TIC Borrower and TIC Owner, (i) Lender shall have received true and correct copies of credit reports, Lexis/Nexis background searches, financial statements and federal income tax returns for the two years preceding the TIC Transfer and Assumption in question, and any other information reasonably requested by Lender concerning the proposed Substitute TIC Borrower and/or its TIC Owner(s) and (ii) the subject TIC Owner shall (1) be solvent, (2) have never been convicted of a felony,
        (3) have never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (4) have no outstanding judgments against him/her and (5) shall be an "Accredited Investor" as defined in Regulation D, as promulgated under the Securities Act of 1933. Lender's consent to a proposed TIC Transfer and Assumption shall be granted or denied within ten (10) Business Days following receipt of the items described above.

                (3) Each Substitute TIC Borrower shall be a Single Member Bankruptcy Remote LLC in compliance with the requirements of Section
        5.13 and Schedule 5 hereof, whose operating agreement shall be in substantially the same form as the operating agreements of the Initial TIC Borrowers.

                (4) The TIC Owner(s) of each Substitute TIC Borrower shall execute and deliver to Lender a Guaranty of Recourse Obligations in the form attached hereto as Schedule 6.

                (5)     INTENTIONALLY DELETED.

                (6)     INTENTIONALLY DELETED.

                (7) The Behringer Entities shall collectively at all times retain at least the Behringer Minimum Tenant-in-Common Interest in the Property.

                (8) The applicable Substitute TIC Borrower shall execute and deliver to Lender an assignment and assumption agreement in the form attached hereto as Schedule 7, pursuant to which, among other things, such Substitute TIC Borrower shall assume all of Borrowers', liabilities and obligations under the Loan Documents so that each existing Borrower and each Substitute TIC Borrower shall be jointly and severally liable for all of the liabilities and obligations under the Loan Documents as set forth herein, and upon the execution and delivery of such assignment and assumption agreement such Substitute TIC Borrower shall be a "Borrower" for all purposes under the Loan Documents.

                (9) The applicable Substitute TIC Borrower shall execute and deliver an assumption of the Tenant-in-Common Agreement and the Management Agreement.

                (10) The applicable Substitute TIC Borrower and each existing Borrower shall execute and deliver to Lender any other documents or deliverable required by Lender related to the TIC Transfer and Assumption, including title insurance endorsements, in form and substance acceptable to Lender in Lender's sole discretion (together with the documents required pursuant to paragraphs (4), (8) and (9) above, the "TIC TRANSFER DOCUMENTS").

                (11) Each Substitute TIC Borrower shall deliver to Lender an opinion of counsel in form and substance satisfactory to Lender, to the effect that each Substitute TIC Borrower is duly formed, validly existing, and in good standing, that the TIC Transfer Documents have been duly authorized, executed and delivered, that the TIC Transfer Documents and the Loan Documents are enforceable in accordance with their terms, and such other matters as Lender may request.

                (12) With respect to each Substitute TIC Borrower and TIC Owner, each such Substitute TIC Borrower shall deliver to Lender a substantive non-consolidation opinion in form and substance reasonably satisfactory to Lender.

                (13) With respect to any TIC Transfer and Assumption, (i) after giving effect to such TIC Transfer and Assumption, Key Principal shall continue to Control (as defined in clause (ii) of the defined term "Control" in Section 1.1) the Manager and the day to day management and operations of the Property, and (ii) no such TIC Transfer and Assumption shall result in a change of the day to day management and operations of the Property.

                (14) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then, if required by the applicable Rating Agencies, Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies.

                (15) Borrowers shall deliver to Lender an assumption fee in the amount of 1.00% of the Substitute TIC Borrower's pro-rata share of the then unpaid Principal (i.e., an amount equal to 1.00% of the product of (1) the then unpaid Principal and (2) the applicable Substitute TIC Borrower's undivided tenant in common interest (after giving effect to the subject TIC Transfer and Assumption) in the Property (expressed as a percentage)); provided that such assumption fee shall not be payable in connection with the first five TIC Transfer and Assumptions;

                (16) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then, if required by the applicable Rating Agencies, Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies.

                5.26.3  TRANSFER AND ASSUMPTION.

                (a) Subject to obtaining Lender's prior written consent, which may be withheld in Lender's reasonable and absolute discretion, and subject to the terms and satisfaction of all of the conditions precedent set forth in this Section 5.26.3, Borrowers shall have a one-time right to Transfer the Property to one or more parties (the "TRANSFEREE BORROWER") and have the Transferee Borrower assume all of Borrowers' obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "TRANSFER AND ASSUMPTION"). Borrowers may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section
5.26.3. Together with such written application, Borrowers will pay to Lender the reasonable review fee then required by Lender. Borrowers also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

                (b) Lender's consent, which may be withheld in Lender's reasonable discretion, to a Transfer and Assumption shall be subject to the following conditions:

                (1)     No Event of Default has occurred and is continuing;

                (2) Borrowers have submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrowers;

                (3) Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

                (4) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies;

                (5) If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption;

                (6) Borrowers shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender's costs and expenses in connection with the effecting the Transfer and Assumption;

                (7) Borrowers, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

                (8) The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender; and

                (9) The proposed property manager and proposed Management Agreement shall be satisfactory to Lender and the applicable Rating Agencies.

                (c) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

                (1) Borrowers shall deliver to Lender an assumption fee in the amount of 1.00% of the then unpaid Principal;

                (2) Borrowers, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender's sole discretion;

                (3) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

                (4) Borrowers shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender's reasonable discretion (the "ENDORSEMENT"); and

                (5) Borrowers shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

                (d) Upon the closing of a Transfer and Assumption, Lender shall release Borrowers and Guarantors from all obligations under the Loan Documents arising prior to and after the date of the Transfer and Assumption (but only to the extent that such obligations of

Borrowers and Guarantors are expressly assumed by the Transferee Borrower or replacement guarantor, as the case may be, in connection with the Transfer and Assumption).

                (e) The rights of Borrowers under this Section 5.26.3 are in addition to and in no way shall limit or be limited by the occurrence of one or more TIC Transfer and Assumptions permitted pursuant to Section 5.26.2 above.

        5.27 LIENS. Without Lender's prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in any Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after any Borrower first receives notice of such Lien.

        5.28 DISSOLUTION. No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.

        5.29 EXPENSES. Borrowers shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers' and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender;
(iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with any modification of the Loan requested by Borrowers and (ix) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrowers within ten days after demand may be paid from any amounts in the Deposit Account, with notice thereof to any Borrower. The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

        5.30 INDEMNITY. Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "INDEMNIFIED PARTY"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "INDEMNIFIED LIABILITIES") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by any Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable within 10 days after demand and shall bear interest at the Default Rate from the date due until paid. The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

        5.31 TENANT IN COMMON AGREEMENT. (a) Each Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions set forth in the Tenant in Common Agreement on the part of each such Borrower to be performed thereunder, and (ii) promptly deliver to Lender any notice given or received by any Borrower under the Tenant in Common Agreement.

                (b) No Borrower shall without the prior consent of Lender, terminate or cancel the Tenant in Common Agreement or modify, change, supplement, alter or amend the Tenant in Common Agreement in any manner whatsoever (other than to reflect an assumption of the Tenant in Common Agreement by a TIC Borrower in accordance with Section 5.26.2(b)(10)), and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Tenant in Common Agreement without the prior consent of Lender shall be void and of no force and effect.

                (c) Each Borrower hereby assigns to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Loan Documents all of the rights, privileges and prerogatives of the applicable Borrower under the Tenant in Common Agreement and the Management Agreement, including any rights of first refusal (including any such rights arising under Section 363(i) of Chapter 11 of the United States Bankruptcy Code), purchase options or other similar rights under the Tenant in Common Agreement. Each Borrower hereby agrees that any rights of first refusal, purchase options or other similar rights under the Tenant in Common Agreement afforded to any Borrower are hereby made expressly subordinate to the Mortgage and the other Loan Documents.

                (d) Each Borrower hereby agrees that all rights and remedies of each such Borrower, including rights of indemnification, under the Tenant in Common Agreement are hereby expressly made subject and subordinate to the terms and conditions of the Loan Documents and, so long as the Loan is outstanding, no Borrower shall exercise any such rights and remedies, including any rights of indemnification, against any other tenant-in-common under the Tenant in Common Agreement.

                (e) Each Borrower hereby waives any rights it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement), so long as any portion of the Debt is outstanding, to create or suffer to exist any Lien on all or any portion of any other tenant-in-common interest held by any other Borrower pursuant to the terms of the Tenant in Common Agreement and, so long as the Loan is outstanding, no Borrower shall place a Lien on all or any portion of any other tenant-in-common interest held by any other Borrower pursuant to the terms of the Tenant in Common Agreement.

                (f) Each Borrower hereby waives any right that it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement), so long as any portion of the Debt is outstanding, to make any application to or petition any court for a partition of the Property, and, so long any portion of the Debt is outstanding, no Borrower shall make any application to or petition any court for a partition of the Property.

        5.32 BEHRINGER MINIMUM TENANT-IN COMMON INTEREST. At all times during the Term, (i) the Behringer Entities shall collectively retain at least the Behringer Minimum Tenant-in-Common Interest in the Property, and (ii) Key Principal shall continue to maintain Control (directly or indirectly) (as defined in clause (ii) of the defined term "Control" in Section 1.1) of

Behringer TIC I LLC, with respect to voting rights on all matters relating to the Loan, the Loan Documents and/or restructurings or amendments or modifications thereof (including in connection with a work-out relating thereto). The failure of the foregoing shall, at Lender's option, constitute an Event of Default.

        5.33 PATRIOT ACT COMPLIANCE. Borrowers will use their good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrowers and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrowers' compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrowers and the Property, including those relating to money laundering and terrorism. In the event that any Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgages and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

                (b). Neither any Borrower nor any partner in any Borrower or member of such partner nor any owner of a direct or indirect interest in any Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23,
2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term "PATRIOT ACT OFFENSE" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering,
(c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "GOVERNMENT LISTS" means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control ("OFAC"), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in "Governmental Lists", or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Governmental Lists".

6.      NOTICES AND REPORTING

        6.1 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "NOTICE") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mortgage Loan Department, Telecopier (203) 618-2052, with a copy to: Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq.,
Telecopier: (212) 836-8689; if to any Borrower: c/o Behringer Harvard TIC Management Services, L.P., 1323 North Stemmons Freeway, Suite 220, Dallas, Texas 75207, Attention: name of individual Borrower, Telecopier: (214) 655-1610. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

        6.2 BORROWER NOTICES AND DELIVERIES. Each Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any such Borrower which might materially adversely affect such Borrower's condition (financial or otherwise) or business or the Property; (ii) any material adverse change in such Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which such Borrower has knowledge; and (b) furnish and provide to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), (x) Borrowers (other than the TIC Borrowers) shall furnish to Lender within ten days, a certificate addressed to Lender, its successors and assigns reaffirming (to the best of their knowledge) all representations and warranties of Borrowers (other than with respect to the TIC Borrowers) set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) Borrowers shall use commercially reasonable efforts to furnish to Lender within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

        6.3     FINANCIAL REPORTING.

                6.3.1 BOOKKEEPING. Each Borrower shall keep on a calendar year basis, in accordance with GAAP (or federal income tax basis of accounting, consistently applied), proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts relating to the Property at the office of Manager or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                6.3.2 ANNUAL REPORTS. Borrowers' Designee (on behalf of Borrowers) shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of such Borrower's annual financial statements audited by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP (or federal income tax basis of accounting, consistently applied) and containing balance sheets and statements of profit and loss for such Borrower and the Property in such detail as Lender may request; PROVIDED, however, no individual TIC Borrower shall be required to furnish such financial statements unless such TIC Borrower owns at least a 31% tenant-in-common interest in the Property. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent of the rentable space of the Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP(or federal income tax basis of accounting, consistently applied) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

                6.3.3 MONTHLY/QUARTERLY REPORTS. Borrowers' Designee (on behalf of Borrowers) shall furnish to Lender within 30 days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP (or federal income tax basis of accounting, consistently applied) to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrowers during each calendar quarter as of the last day of such calendar quarter; (v) a statement that Borrowers have not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property. Each such statement shall be accompanied by an Officer's Certificate certifying that to the best of such officer's knowledge, (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrowers and the Property in accordance with GAAP (or federal income tax basis of accounting, consistently applied) (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

                6.3.4 OTHER REPORTS. Subject to the provisions of Section 6.3.2, Borrowers' Designee (on behalf of Borrowers) shall furnish to Lender, within ten Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrowers or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

                6.3.5 ANNUAL BUDGET. Borrowers' Designee (on behalf of Borrowers) shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within 30 days after a Cash Trap Period and by December 15th of each year thereafter during the Term until such Cash Trap Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property for the succeeding calendar year (the "ANNUAL BUDGET", and each Annual Budget approved by Lender is referred to herein as the "APPROVED ANNUAL BUDGET")), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrowers' anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the "APPROVED OPERATING BUDGET"), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be referred to herein as the "APPROVED CAPITAL BUDGET"). Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

7.      INSURANCE; CASUALTY; AND CONDEMNATION

        7.1     INSURANCE.

                7.1.1 COVERAGE. Borrowers, at their sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance:

                (a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including fire, lightning, flood, vandalism, and malicious mischief, boiler and machinery and, if available and subject to subsection (j) below, coverage for damage or destruction caused by the acts of "Terrorists" (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sub-limit satisfactory to Lender). Each such insurance policy shall (i) be in an amount equal to the greatest of (A) the then replacement cost of the Improvements without deduction for physical depreciation, (B) the unpaid Principal, and (C) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have deductibles no greater than the lesser of $10,000 or 5% of the Net Operating Income per occurrence,
(iii) be paid annually in advance and (iv) contain an agreed amount replacement cost endorsement with a waiver of depreciation, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. If the insurance required under this subparagraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the Improvements and such tenant improvements in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld. Lender shall be named Loss Payee on a Standard Mortgagee Endorsement.

                (b) Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to the greater of (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) (B) the maximum limit of coverage available and (ii) have a maximum permissible deductible of $3,000.

                (c) Public liability insurance, including (i) "Commercial General Liability Insurance", (ii) "Owned", "Hired" and "Non Owned Auto Liability"; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $2,000,000 and $4,000,000 in the aggregate for any policy year; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims with no deductible. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents), "Products" and "Completed Operations Liability" coverage.

                (d) Rental loss and/or business interruption insurance (i) with Lender being named as "Lender Loss Payee", (ii) in an amount equal to one hundred percent (100%) of the projected Rents from the Property during the period of restoration; and (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

                (e) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the greater of (i) $2,000,000 and (ii) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation).

                (f) Worker's compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.

                (g) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

                (h) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

                (i) Such other insurance (including environmental liability insurance, earthquake (but only if a future seismic study indicates a PML in excess of 20%) insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

                (j) Notwithstanding anything in subsection (a) above to the contrary, Borrowers shall be required to obtain and maintain coverage in their property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the "Full Replacement Cost" of the Property; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" property policy required by subsection (a) above, Borrowers shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the "Full Replacement Cost" of the Property; provided that such coverage is available. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, Borrowers shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (1) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, (i) "TERRORISM PREMIUM CAP" means an amount equal to 100% of the aggregate Insurance Premiums payable with respect to all the insurance coverage under Section 7.1.1(a) for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy required by subsection (a) above, adjusted annually by a percentage equal to the increase in the Consumer Price Index (hereinafter defined) and (ii) "CONSUMER PRICE INDEX" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto (i) such other index as Lender and Borrower shall agree upon in writing or (ii) if Lender and Borrower cannot agree on a substitute index, such other index, as reasonably selected by Lender. Borrower shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 (a "QUALIFIED CARRIER") or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

                7.1.2 POLICIES. All policies of insurance (the "POLICIES") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:X or better in the current Best's Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and
(viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrowers shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrowers do not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrowers shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

        7.2     CASUALTY.

                7.2.1 NOTICE; RESTORATION. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

                7.2.2 SETTLEMENT OF PROCEEDS. If a Casualty covered by any of the Policies (an "INSURED CASUALTY") occurs where the loss does not exceed $250,000, provided no Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the "PROCEEDS"). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a "SIGNIFICANT CASUALTY"), Borrowers may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) unless either (i) an Event of Default has occurred and is continuing or (ii) the loss equals or exceeds $1,000,000, in which either such case Lender may, in its sole discretion, settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under the Property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

        7.3     CONDEMNATION.

                7.3.1 NOTICE; RESTORATION. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

                7.3.2 COLLECTION OF AWARD. If a Condemnation occurs where the award or payment in respect thereof (an "AWARD") does not exceed $250,000 or which results in the taking of 5% or less of the Property, provided no Event of Default has occurred and is continuing, Borrowers may make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Lender, not to be unreasonably withheld, provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the Award. In the event of a Condemnation where the Award is in excess of $250,000 or which results in the taking of more than 5% of the Property, Lender is hereby irrevocably appointed as Borrowers' attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain such Award and to make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Borrowers (unless an Event of Default is continuing, in which case, Borrowers' prior consent shall not be required), not to be unreasonably withheld (which shall be deemed consented to if Borrowers fail to respond to any request for consent therefor within 10 days' of request). Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrowers shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

        7.4     APPLICATION OF PROCEEDS OR AWARD.

                7.4.1 APPLICATION TO RESTORATION. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the 25% of the unpaid Principal,

(ii) in the reasonable judgment of Lender, the Property can be restored within nine months after all applicable restoration permits have been obtained, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt,
(iii) less than (x) 30%, in the case of an Insured Casualty or (y) 15%, in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least 65% of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to pay for or reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the Property (the "RESTORATION"), in the manner set forth herein. Borrowers shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service, as reasonably determined by Lender.

                7.4.2 APPLICATION TO DEBT. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrowers shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal. Notwithstanding anything to the contrary contained herein, if any Proceeds or Award are not required to be made available for a Restoration and are retained and applied by Lender toward the payment of the Debt, Borrowers may prepay the entire outstanding Principal without payment of any Yield Maintenance Premium provided that (x) such prepayment is made within 90 days after Lender applies such Proceeds or Award to the Debt and (y) together with such prepayment, Borrowers pay to Lender all accrued and unpaid interest and all other sums payable under the Loan Documents.

                7.4.3 PROCEDURE FOR APPLICATION TO RESTORATION. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers' expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrowers.

8.      DEFAULTS

        8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

                (a) any portion of the Debt is not paid when due or any other amount under Section 3.11(a)(i) through (vi) is not paid in full on each Payment Date (provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default);

                (b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrowers' right to contest Taxes in accordance with Section 5.2;

                (c) the Policies are not kept in full force and effect, or are not delivered to Lender pursuant to Section 7.1.2(v) within 10 days after request;

                (d)     a Transfer other than a Permitted Transfer occurs;

                (e) any representation or warranty made by any Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan

Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

                (f) any Borrower or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due; provided that so long as no other Event of Default shall have occurred and be continuing, an assignment for the benefit of creditors by any one Guarantor (other than Behringer Harvard Holdings, LLC or Robert M. Behringer) shall not be an Event of Default hereunder if the tenant-in-common ownership interest indirectly owned by such Guarantor is purchased by any Borrower (subject to the terms, conditions and limitations contained in this Agreement) within 30 days of such assignment in accordance with Section 9.1 of the Tenant in Common Agreement, and the owner/guarantor of such purchasing Borrower reaffirms its obligations under its Guaranty of Recourse Obligations in connection therewith;

                (g) a receiver, liquidator or trustee shall be appointed for any Borrower or Guarantor; or any Borrower or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower or Guarantor shall be instituted; provided, however, (i) if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days and (ii) so long as no other Event of Default shall have occurred and be continuing, the occurrence of any event described in this subsection (g) with respect to any one Guarantor (other than Behringer Harvard Holdings, LLC or Robert M. Behringer) shall not be an Event of Default hereunder if the tenant-in-common ownership interest indirectly owned by such Guarantor is purchased by any Borrower (subject to the terms, conditions and limitations contained in this Agreement) within 30 days of the occurrence of such event in accordance with Section 9.1 of the Tenant in Common Agreement, and the owner/guarantor of such purchasing Borrower reaffirms its obligations under its Guaranty of Recourse Obligations in connection therewith;

                (h)     any Borrower breaches any covenant contained in Sections
5.12.1 (a) - (f), 5.13, 5.15, 5.22, 5.25, 5.28 or 5.31;

                (i) except as expressly permitted hereunder, the alteration, improvement, demolition or removal of all or any of portion of the Improvements without the prior written consent of Lender (if such consent is required pursuant to the terms of this Agreement);

                (j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

                (k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

                (l) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrowers' counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

                (m)     if Key Principal fails to Control (as defined in clause
(ii) of the defined term "Control" in Section 1.1) the Manager and the day to day management and operations of the Property (unless the Manager is replaced with a successor manager in accordance with and subject to satisfaction of the terms and conditions set forth in Section 5.12.2); or

                (n) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrowers (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrowers (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 60 days.

        8.2     REMEDIES.

                8.2.1 ACCELERATION. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter during the continuance of such Event of Default, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

                8.2.2 REMEDIES CUMULATIVE. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

                8.2.3 SEVERANCE. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

                8.2.4 DELAY. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

                8.2.5 LENDER'S RIGHT TO PERFORM. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrowers' receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure. Additionally, during the continuance of an Event of Default, Lender shall have the right, but not the obligation, to make any Protective Advance (hereinafter defined) (provided, however, that Lender will only make such Protective Advance from its own funds if there are insufficient funds in the Cash Management Accounts), and the same shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. As used herein, "PROTECTIVE ADVANCE" means all sums advanced for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), maintenance costs, insurance premiums, operating expenses, trade payables or other items with respect to the Property (including capital items) reasonably necessary to protect the Property or any other security given for the Loan or to preserve any of Lender's rights or remedies under the Loan Documents.

9.      SPECIAL PROVISIONS

        9.1     SALE OF NOTE AND SECONDARY MARKET TRANSACTION.

                9.1.1 GENERAL; BORROWER COOPERATION. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Mortgage (each such sale, assignment, participation and/or securitization is referred to herein as a "SECONDARY MARKET TRANSACTION"). In connection with any Secondary Market Transaction, Borrowers shall use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) provide such financial and other information with respect to the Property, Borrowers and their Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to clauses (i) and (ii) of this paragraph (a) being called the "PROVIDED INFORMATION"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) at Borrowers' expense, cause counsel to render opinions as to non-consolidation (which may be an update of an existing non-consolidation opinion) and any other opinion customary in securitization transactions with respect to the Property, Borrowers and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Property, Borrowers and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrowers from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrowers' organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in changes to Loan terms adverse to Borrowers or require Borrowers to incur any additional liabilities. Borrowers' cooperation obligations set forth herein shall continue until the Loan has been paid in full.

                9.1.2 USE OF INFORMATION. Borrowers understand that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrowers shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrowers, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

                9.1.3 BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS. In connection with a Disclosure Document, Borrowers' Designee (on behalf of Borrowers) shall: (a) if requested by Lender, certify in writing that Borrowers have carefully examined those portions of such Disclosure Document, pertaining to Borrowers, the Property Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "UNDERWRITERS") retained by Lender or its issuing company affiliate (the "ISSUER") in connection with a Secondary Market Transaction, (ii) Lender and
(iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "REGISTRATION STATEMENT"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or
Section 30 of the Exchange Act (collectively within (iii), the "GCM GROUP"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (the "LIABILITIES") to which Lender, the GCM Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrowers, Manager, the

Property or the Loan, or arise out of or are based upon the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrowers shall not be required to indemnify Lender for any Liabilities relating to (i) untrue statements or omissions which Borrowers identified to Lender in writing at the time of Borrowers' examination of such Disclosure Document or (ii) any information or document not provided to or certified by Borrowers. Notwithstanding anything to the contrary contained in this Section 9.1.3, nothing contained herein shall impose liability upon Borrowers for any losses, claims, damages or liability arising out of or based upon an untrue statement of any material fact contained in any statement, report or document provided to Lender on behalf of Borrowers by a party who is not an Affiliate of a Borrower (a "THIRD PARTY Report"), unless Borrowers had actual knowledge at the time Borrowers provided such statement, report or document to Lender that such Third Party Report contains such untrue statement.

                9.1.4 BORROWER INDEMNITY REGARDING FILINGS. In connection with filings under the Exchange Act, Borrowers shall (i) indemnify Lender, the GCM Group and the Underwriter Group for any Liabilities to which Lender, the GCM Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the GCM Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, GCM Group or the Underwriter Group in connection with defending or investigating the Liabilities. Notwithstanding anything to the contrary contained in this Section 9.1.4, nothing contained herein shall impose liability upon Borrowers for any Liabilities arising out of or based upon an untrue statement of any material fact contained in any Third Party Report, unless Borrowers had actual knowledge at the time Borrowers provided such statement, report or document to Lender that such Third Party Report contains such untrue statement.

                9.1.5 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrowers, such indemnified party shall notify Borrowers in writing of such commencement, but the omission to so notify Borrowers will not relieve Borrowers from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrowers. If any action is brought against any indemnified party, and it notifies Borrowers of the commencement thereof, Borrowers will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrowers to such indemnified party under this Section 9.1.5, Borrowers shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrowers and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to

Borrowers, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrowers shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

                9.1.6 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, Borrowers shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the GCM Group's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                9.1.7 SEVERANCE OF LOAN. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgage to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (I.E., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrowers (I.E., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrowers (and Borrowers' constituent members, if applicable, and Guarantor) shall execute within seven (7) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

        9.2 COSTS AND EXPENSES. Notwithstanding anything to the contrary contained in this Article 9, Borrowers shall not be required to incur out-of-pocket expenses in the performance of their obligations under Sections
9.1.1 (other than with respect to the delivery or update of non-consolidation opinions), 9.1.2 and clause (a) of Section 9.1.3 and 9.1.7.

10.     MISCELLANEOUS

        10.1 EXCULPATION. (a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against a Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) (collectively, "LENDER'S LOSSES") arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "BORROWERS' RECOURSE LIABILITIES"): (a) fraud or intentional misrepresentation by any Borrower, or Guarantor in connection with obtaining the Loan; (b) physical waste of the Property or any portion thereof (other than acts committed by a third party non-affiliated property manager), or after an Event of Default the removal or disposal of any portion of the Property (other than acts committed by a third party non-affiliated property manager); (c) any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (other than acts committed by a third party non-affiliated property manager) (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); (d) all Rents of the Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (other than acts committed by a third party non-affiliated property manager) (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums); (e) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by any Borrower for the benefit of another party (other than acts committed by a third party non-affiliated property manager); (f) the failure to pay Taxes, provided Borrowers shall not be liable (A) to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount and Lender failed to pay same or has elected not to pay the same pursuant to Section 3.3 or (B) Rents are insufficient to yield sufficient funds to pay such amounts; (g) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.30; (h) the breach of the covenants set forth in Section 5.13 (other than a breach of any of the covenants described in clauses (x) and (xxi) (with respect to unsecured trade payables) set forth in the definition of "Special Purpose Bankruptcy Remote Entity" on
Schedule 5, if the same occurs as a result of the economic performance of the Property); (i) any Borrower or any Guarantor of such Borrower or any of their direct or indirect Affiliates taking any action or making any omission intended or reasonably likely to hinder, delay, impair or prevent Lender in or from enforcing any and all of its rights and remedies under or pursuant to the Loan Documents or at law or in equity (unless the same is brought in good faith and is determined in favor of such Borrower or Guarantor pursuant to a final, non-appealable judgment of a court of competent jurisdiction); (j) the termination of the Management Agreement or the removal of Behringer Harvard TIC Management Services, L.P. as property manager thereunder without Lender's consent (provided that only the Borrower(s) that voted in favor of such termination or removal shall be liable for such losses); or (k) subject to the next succeeding sentence, the failure by any Borrower to consent to a modification of the terms of the Loan after a minimum of other Borrowers representing a collective 66% tenancy in common interest in the Property (as such percentage shall be automatically increased by each percentage point by which the Behringer Minimum Tenant-in-Common Interest exceeds 5%) have approved the same. For purposes of the foregoing clause (k), Lender's Losses with respect to the occurrence of any event giving rise to such matter (A) shall be deemed to be equal to any unpaid portion of the Debt that remains outstanding after Lender completes its realization with respect to the Property (and all of its other collateral for the Loan pursuant to any of the Loan Documents) and applies the proceeds of such realization to the Debt and (B) Lender's Losses with respect to any applicable Borrower shall be limited to an amount equal to the product of
(1) the original principal amount of the Loan and (2) the applicable Borrower's respective undivided tenant in common interest in the Property (expressed as a percentage).

                (b) Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to the applicable Borrower or Borrowers in an amount equal to the greater of (x) Lender's Losses arising out of or in connection with the following matters or (y) an amount equal to the product of (1) the unpaid balance of the Debt and (2) the applicable Borrower's respective undivided tenant in common interest in the Property (expressed as a percentage), in the event that one or more of the following occurs (each, a "SPRINGING RECOURSE EVENT"): (i) an Event of Default described in Section 8.1(d) shall have occurred, (ii) the occurrence of any condition or event described in either
Section 8.1(f) (with respect to Borrowers only) or Section 8.1(g) (with respect to Borrowers only) (each, an "INSOLVENCY ACTION") and, with respect to such Insolvency Action described in Section 8.1(g), either any Borrower, Guarantor or any Person owning an interest (directly or indirectly) in any Borrower, or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such Insolvency Action or fails to contest such Insolvency Action, except in the event that any such party has a fiduciary or legal duty to take such action,
(iii) any involuntary bankruptcy proceeding is brought by any Borrower or its Guarantor or any of such Borrower's or its Guarantor's Affiliates against any other Borrower; (iv) if subsequent to the commencement of any voluntary bankruptcy proceeding with respect to any Borrower, any involuntary bankruptcy proceeding is brought by Lender against one or more Borrowers and any Borrower or such Borrower's Guarantor files any motion contesting the same; or (v) any Borrower, such Borrower's Guarantor or any Affiliate of such Borrower brings or joins in any action or proceeding for the partition of the Property or any portion thereof or interest therein.

                (c)     Notwithstanding anything to the contrary in this Section
10.1 or in any Loan Document, Lender hereby agrees that (1) with respect to the matters described in clauses (a) through (f), (h), (i), (j) and (k) of Borrowers' Recourse Liabilities, each TIC Borrower shall be liable for its own acts, and no TIC Borrower (or any other Borrower) shall be liable for such Borrowers' Recourse Liabilities occasioned as a result of the acts of any other Borrower (or property manager) and (2) with respect to the matters described clauses (i) through (v) of the Springing Recourse Events, if any such Springing Recourse Event is caused by one or more TIC Borrowers, then only such TIC Borrower or TIC Borrowers (and such TIC Borrower's or TIC Borrowers' Guarantor or Guarantors (as applicable)) shall have the liability set forth in clause (b) above, and no other TIC Borrower (or any other Borrower) shall be liable as a result of such matter.

        10.2 BROKERS AND FINANCIAL ADVISORS. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan, other than NorthMarq Capital, Inc., whose fee shall be paid by Borrowers. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

        10.3 RETENTION OF SERVICER. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of the Servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender, to the extent such actions are permitted to be taken pursuant to the terms of the Loan Documents, but only to the extent that Borrowers are expressly required to pay such expenses pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, to the extent any matter described in this Agreement requires the consent or approval of the special servicer under the pooling and servicing agreement (or other similar agreement) entered into in connection with a Securitization, such special servicer shall be afforded a consent period for such matter equal to the greater of (i) the period of time given to Lender hereunder within which to consent or approve such matter, (ii) 15 Business Days (to the extent such 15 Business Day period is required under the terms of such pooling and servicing agreement).

        10.4 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrowers' covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

        10.5 LENDER'S DISCRETION. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

        10.6    GOVERNING LAW.

                (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT FULBRIGHT & JAWORSKY L.L.P., 666 FIFTH AVENUE, NEW YORK, NEW YORK 10103, ATTENTION: DOUGLAS J. DANZIG, ESQ. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

        10.7 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

        10.8 TRIAL BY JURY. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH

RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

        10.9 HEADINGS/EXHIBITS. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

        10.10 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.11 PREFERENCES. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

        10.12 WAIVER OF NOTICE. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

        10.13 REMEDIES OF BORROWER. If a claim or adjudication is made that\ Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers' sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers' behalf.

        10.14 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

        10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have (including with respect to any Future Funding Obligation or any default or dispute relating thereto) against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

        10.16 PUBLICITY. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the GCM Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender; provided however, that Lender's consent shall not be required by any Borrower, Borrower's Affiliates, or any broker dealer or investor representative related to the marketing or sale of any investment fund or investment trust managed by Borrower's Affiliates which disclosure is required under the Securities Act of 1933 or 1934 or to any potential purchaser of an interest in the Property. Lender shall have the right to issue any of the foregoing without any Borrower's approval.

        10.17 NO USURY. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        10.18 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

        10.19 NO THIRD PARTY BENEFICIARIES. The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

        10.20 YIELD MAINTENANCE PREMIUM. Borrowers acknowledge that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrowers agree that, except as expressly provided in Section 7, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by one or more Borrowers, by a Person on behalf of one or more Borrowers, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrowers further acknowledge that (A) they are knowledgeable real estate developers and/or investors; (B) they fully understand the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers' obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrowers also acknowledge that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

        10.21 ASSIGNMENT. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

        10.22 BORROWERS' DESIGNEE. Each of the Borrowers hereby authorizes, designates and directs Borrowers' Designee to give Lender directions of any kind, to take the actions or make such deliveries specified herein to be taken or delivered by Borrowers' Designee (including under Sections 5.11, 6.3 and 9.1, and including with respect to any requisition of a Leasing Advance pursuant to
Section 2.6 and requisitions from any reserve accounts under Article 3) and to give and receive notices of any kind on behalf of such Borrower under this Agreement or any of the other Loan Documents. Any notice given by Lender to Borrowers' Designee shall be deemed to have been given to each and every Borrower.

        10.23 FUTURE FUNDING OBLIGATIONS. Notwithstanding anything to the contrary contained herein (including the provisions of Sections 9.1.7, 10.19 and 10.21), the parties acknowledge that the obligations of the Lender hereunder to fund the Leasing Advances (the "FUTURE FUNDING OBLIGATIONS") will be solely the obligation of Greenwich Capital Financial Products, Inc. and, in connection with a Secondary Market Transaction, will not be transferred or assigned to any subsequent holder of the Note (the "HOLDER"), including the Servicer and any trust or trustee or substituted or successor trustee established in connection with a Secondary Market Transaction. Greenwich Capital Financial Products, Inc. will have a participation interest in the Note to the extent of any funds advanced pursuant to the Future Funding Obligations. Any funds advanced pursuant to a Future Funding Obligation shall be owing to Greenwich Capital Financial Products, Inc., but in the event that Borrower has insufficient funds to pay both the Holder and Greenwich Capital Financial Products, Inc., the Holder shall have a prior right to such payment and a prior lien on the Property.

        10.24 JOINT AND SEVERAL. Except to the extent expressly provided otherwise in the Loan Documents, each of the Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.

        10.25 SET-OFF. IN ADDITION TO ANY RIGHTS AND REMEDIES OF LENDER PROVIDED BY THIS LOAN AGREEMENT AND BY LAW, LENDER SHALL HAVE THE RIGHT, WITHOUT PRIOR NOTICE TO ANY BORROWER, ANY SUCH NOTICE BEING EXPRESSLY WAIVED BY EACH BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW, UPON ANY AMOUNT BECOMING DUE AND PAYABLE BY ANY BORROWER HEREUNDER (WHETHER AT THE STATED MATURITY, BY ACCELERATION OR OTHERWISE) TO SET-OFF AND APPROPRIATE AND APPLY AGAINST SUCH AMOUNT ANY AND ALL DEPOSITS (GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR FINAL), IN ANY CURRENCY, AND ANY OTHER CREDITS, INDEBTEDNESS OR CLAIMS, IN ANY CURRENCY, IN EACH CASE WHETHER DIRECT OR INDIRECT, ABSOLUTE OR CONTINGENT, MATURED OR UNMATURED, AT ANY TIME HELD OR OWING BY LENDER OR ANY AFFILIATE THEREOF TO OR FOR THE CREDIT OR THE ACCOUNT OF BORROWERS. LENDER AGREES PROMPTLY TO NOTIFY BORROWERS AFTER ANY SUCH SET-OFF AND APPLICATION MADE BY LENDER; PROVIDED THAT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE VALIDITY OF SUCH SET-OFF AND APPLICATION.

        10.26 1031 EXCHANGE. Borrowers acknowledge that they have established a tenancy in common ownership structure for the Property in order to, among other things, obtain certain tax benefits afforded under the provisions of
Section 1031 of the Code. Each Borrower expressly acknowledges that, together with its own professional advisors and legal counsel, it has performed its own due diligence and legal analysis relating to a tenancy in common ownership structure and to the financial, tax, legal and other issues as it had deemed necessary or appropriate to make an informed investment decision to purchase a tenancy in common interest in the Property. Each Borrower expressly acknowledges that Lender has not acted in any way whatsoever as an advisor to any Borrower with respect to the foregoing and agrees that Lender shall have no responsibility or express or implied liability whatsoever with respect to any of the foregoing.

        10.27 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                   BEHRINGER HARVARD COLORADO
                                   BUILDING H, LLC, a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      Name:  Gerald J. Reihsen, III
                                      Title: Secretary



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                   GREENWICH CAPITAL FINANCIAL
                                   PRODUCTS, INC., a Delaware corporation

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:



                       [Signatures continued on next page]

                                   TIC COLORADO BUILDING 2, LLC, a
                                   Delaware limited liability company

                                   By: Colonial Plaza - A-1 Mini Storage,
                                       L.L.C., a Florida limited liability
                                       company, its sole member

                                       By:
                                          --------------------------------------
                                          Luciano D. Mendes, its sole member



                       [Signatures continued on next page]

                                   TIC COLORADO BUILDING 3, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      Carol P. Duncan, its sole member




                       [Signatures continued on next page]

                                   TIC COLORADO BUILDING 4, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      James A. Dunn, as Trustee of the James A.
                                      Dunn Inter Vivos Trust, its sole member




                       [Signatures continued on next page]

                                   TIC COLORADO BUILDING 5, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      Fred B. Marsh, as Trustee of the Marsh
                                      Revocable Trust of 2002, its sole member

                                   By:
                                      ------------------------------------------
                                      Mary A. Marsh, as Trustee of the Marsh
                                      Revocable Trust of 2002, its sole member




                       [Signatures continued on next page]

                                   TIC COLORADO BUILDING 6, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      John L. Nellis, its sole member




                       [Signatures continued on next page]

                                   TIC COLORADO BUILDING 7, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      Christine T. McLaughlin, its sole member

                                   TIC COLORADO BUILDING 8, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      Thomas Scheidt, its sole member

                                   TIC COLORADO BUILDING 10, LLC,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------------
                                      Robert Dunn, its sole member

                                   By:
                                      ------------------------------------------
                                      Linda Dunn, its sole member


                                       SCHEDULE 1

                    INITIAL TIC BORROWERS/GUARANTORS/TIC % INTERESTS

----------------------------------- ------------------------------------ ---------------------
INITIAL TIC BORROWERS               GUARANTORS                           TIC % INTERESTS

----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 2, LLC        Colonial Plaza - A-1 Mini Storage,   4.56112592741936%
                                    L.L.C.
----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 3, LLC        Carol P. Duncan                      2.01612903225806%
----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 4, LLC        James A. Dunn, as Trustee of the     2.01612903225806%
                                    James A. Dunn Inter Vivos Trust

----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 5, LLC        Fred B. Marsh, as Trustee of the     2.01612903225806%
                                    Marsh Revocable Trust of 2002 and
                                    Mary A. Marsh, as Trustee of the
                                    Marsh Revocable Trust of 2002
----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 6, LLC        John L. Nellis                       2.01612903225806%
----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 7, LLC        Christine T. McLaughlin              2.01612903225806%
----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 8, LLC        Thomas Scheidt                       3.10080645161290%
----------------------------------- ------------------------------------ ---------------------
TIC Colorado Building 10, LLC       Robert Dunn, its sole member, and    2.78225806451613%
                                    Linda Dunn, its sole member

----------------------------------- ------------------------------------ ---------------------

                                      1-1


                                                        SCHEDULE 2

                                                     REQUIRED REPAIRS

------------------------------- ---------------------------- ---------------------------- ----------------------------

            ITEM #              REQUIRED REPAIR DESCRIPTION      ENGINEER'S ESTIMATE             ESCROW AMOUNT

------------------------------- ---------------------------- ---------------------------- ----------------------------

              1                 ADA Accessibility                       $220                         $275
------------------------------- ---------------------------- ---------------------------- ----------------------------

            TOTAL                                                       $220                         $275
------------------------------- ---------------------------- ---------------------------- ----------------------------


All required repairs must be completed within six (6) months from the date of this Loan Agreement.



                                      1-2

                                   SCHEDULE 3

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

1. With respect to Section 4.6, the Building certain encroachments are noted on the survey of the Property that has been provided to Lender.

2. With respect to Section 4.16(i), the tenant is not yet in possession under (a) that certain lease between the United States of America, by and through its agent, the General Services Administration, and Borrowers, as successors-in-interest to Hippo Properties LLC, dated June 3, 2004 regarding that certain leased premises of approximately 2,882 square feet; and (b) that certain lease between the United States of America, by and through its agent, the General Services Administration, and Borrowers, as successors-in-interest to Hippo Properties LLC, dated May 18, 2004 regarding that certain leased premises of approximately 7,472 square feet. These premises are currently under construction of improvements and occupancy is estimated to be on or about September 3, 2004.

3. With respect to Section 4.16(v), Bowne of New York City, Inc. has experienced comfort problems related to the air conditioning system of the Property without solution to their satisfaction.


                                       2-1

                                   SCHEDULE 4

                            ORGANIZATION OF BORROWER












                                       3-1

                                   SCHEDULE 5

             DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY

A "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter (i) was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property; (ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;
(iii) has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable; (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable); (v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations; (vi) if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote; (vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company; (viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding; (ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent; (x) has remained and will remain solvent and has maintained and will maintain adequate capital in light

                                      4-1
of its contemplated business operations; (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity; (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns; (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records; (xiv) has not commingled and will not commingle its funds or assets with those of any other Person; (xv) has held and will hold its assets in its own name; (xvi) has conducted and will conduct its business in its name or under the trade name of the Property, (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person; (xviii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;
(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable; (xx) has maintained and will maintain an arm's-length relationship with its Affiliates; (xxi) (a) if such entity owns the Property, has and will have no indebtedness other than the Loan and unsecured trade payables in the ordinary course of business relating to the ownership and operation of Property which (1) do not exceed, at any time, a maximum amount of 2% of the original amount of the Principal and (2) are paid within sixty (60) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred; (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan; (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders;
(xxiv) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks; (xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person; (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person; (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (xxviii) has not made and will not make loans to any Person; (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it; (xxx) except for the Management Agreement, has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party; (xxxi) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and (xxxii) will consider

                                      4-2
the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.

"INDEPENDENT DIRECTOR" means (x) in the case of a Single Member Bankruptcy Remote LLC: a natural person selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment as an Independent Director of the Single Member Bankruptcy Remote LLC, does not thereafter become while serving as an Independent Director (except pursuant to an express provision in the Single Member Bankruptcy Remote LLC's limited liability company agreement providing for the Independent Director to become a Special Member (defined below) upon the sole member of such Single Member Bankruptcy Remote LLC ceasing to be a member in such Single Member Bankruptcy Remote LLC) and shall not have been at any time during the preceding five years
(i) a shareholder/partner/member of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (ii) a director (other than as an Independent Director) of any shareholder, subsidiary or Affiliate of Borrower, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family of any such shareholder/ director/partner/member, officer, employee, supplier or customer or of any director of Borrower (other than as an Independent Director); and (y) in the case of a corporation, an individual selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment as a director, does not thereafter become while serving as an Independent Director and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, Borrower or any of its shareholders, subsidiaries, members or Affiliates, (ii) a director of any shareholder, subsidiary, member, or Affiliate of Borrower other than Borrower's general partner or managing member, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower or any Affiliate of Borrower, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family (including a grandchild or sibling) of any such shareholder/director/partner/member, officer, employee, supplier or customer or of any other director of Borrower's general partner or managing member.

"SINGLE MEMBER BANKRUPTCY REMOTE LLC" means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i)(A),
(ii)(A), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii); (ii) has maintained and will maintain its accounts, books and records separate from any other person; (iii) has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by its sole member (the "SOLE MEMBER"), and at all times there shall be at least one duly appointed Independent Director, and the Sole Member will not, without the written consent of its Independent Director (1) take any action affecting its status as a "Special Purpose Bankruptcy Remote Entity" (as set forth in this Schedule 5) or
(2) take any other "Material Action" (which for purposes hereof means any action to consolidate or merge the Borrower with or into any Person, or sell all or substantially all of the assets of the Borrower, or to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable

                                      4-3
federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Borrower); (iv) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "SPECIAL MEMBER") and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director and (C) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; (v) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "ACT") or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of

                                      4-4
priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.









                                      4-5

                                   SCHEDULE 6

                    FORM OF GUARANTY OF RECOURSE OBLIGATIONS

                                 (See attached)













                                      6-1

                                   SCHEDULE 7

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                 (See attached)













                                      7-1

                                   SCHEDULE 8

                                    RENT ROLL

                                 (SEE ATTACHED)












                                      5-1


                                          SCHEDULE 9

                                OUTSTANDING EQUITY OF BEHRINGER

  As of the date hereof, the outstanding equity of Behringer Harvard Holdings, LLC is as follows:

----------------------------------------- ----------- ---------------------------------------------
              MEMBER NAME                   SERIES      PERCENTAGE INTEREST AS OF THE DATE HEREOF

----------------------------------------- ----------- ---------------------------------------------
          Robert M. Behringer                 A                          55.731%
----------------------------------------- ----------- ---------------------------------------------
             James F. Erwin                   B                           11.0%
----------------------------------------- ----------- ---------------------------------------------
         Gerald J. Reihsen, III               B                           4.5%
----------------------------------------- ----------- ---------------------------------------------
            Robert S. Aisner                  B                           4.0%
----------------------------------------- ----------- ---------------------------------------------
             Gary S. Bresky                   B                           3.0%
----------------------------------------- ----------- ---------------------------------------------
            M. Jason Mattox                   B                           1.5%
----------------------------------------- ----------- ---------------------------------------------
          Jeffrey S. Schwaber                 B                           1.0%
----------------------------------------- ----------- ---------------------------------------------
     Holland Realty Partners, L.P.            C                          9.3662%
----------------------------------------- ----------- ---------------------------------------------
             James F. Erwin                   C                          6.1141%
----------------------------------------- ----------- ---------------------------------------------
     North Bosque Properties, L.P.            C                          3.7887%
----------------------------------------- ----------- ---------------------------------------------

The only voting equity securities are the Series A Membership Interests. All or a portion of the equity interests of each Messrs. Reihsen, Aisner, Bresky, Mattox and Schwaber vest over time or upon the occurrence of certain events contingent upon continued employment with us or our subsidiaries. The holders of the Series A Membership Interests have the option to purchase the unvested portion of these interests at the book value thereof unless the holder is terminated from employment without cause or he terminates his employment for good reason, in which case the purchase price is the amount paid he originally paid for the interest. If the holders of the Series A Membership Interests do not exercise their option to purchase the unvested interests then all of the members have a pro rata option to purchase such interests. The forgoing does not include outstanding convertible notes which could be converted into Series B Membership Interests representing up to 3.1858% on the company, all of which dilution would be borne by the Series A Membership Interests.


                                      8-1

                                   SCHEDULE 10

                           FORM OF REQUEST FOR ADVANCE

__________, 2004

Greenwich Capital Financial Products, Inc.
550 West Jackson Boulevard, Suite 1700

Chicago, Illinois 60661
Attention: John Burke

Ladies and Gentlemen:

        We refer to the Loan Agreement dated as of August __, 2004 (as amended or otherwise modified from time to time, the "LOAN AGREEMENT"), by and among the Borrowers named and defined therein and Greenwich Capital Financial Products, Inc. ("LENDER").

        Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

        Borrowers hereby gives Lender notice pursuant to Section 2.6 of the Loan Agreement that Borrowers request a Leasing Advance under the Loan Agreement and, in that connection, sets forth below the information relating to such proposed borrowing (the "PROPOSED BORROWING") as required by Article 2 of the Loan Agreement.

        (i) The aggregate principal amount of the Proposed Borrowing is $________, which, together with the aggregate principal amount of the Loan outstanding will not exceed the unfunded amount of the Loan.

        (ii)    The Business Day of the Proposed Borrowing is ___________, 2004.

        (iii) The Leasing Advance should be disbursed directly into the Rollover Reserve Subaccount.

        The undersigned hereby certifies to Lender that to his/her knowledge as of the date set forth above, and as of the date of the Proposed Borrowing, (i) both immediately prior to the date of the Proposed Borrowing and also after giving effect thereto, no Default has occurred and is continuing, (ii) to the best knowledge of the undersigned, each representation and warranty of Borrowers in Section 4.1 of the Loan Agreement and in the other Loan Documents is true and complete in all material respects on and as of the date of the Proposed Borrowing with the same force and effect as though made on and as of such date and (iii) the undersigned has obtained the consent of each Borrower with respect to the Proposed Borrowing.

                                                 Very truly yours,

                                      8-2